Exhibit 10.18

UNIVERSITY VILLAGE

LEASE AGREEMENT

THIS LEASE is made and entered into this 14th day of October, 2003 between UNIVERSITY VILLAGE LIMITED PARTNERSHIP, a Washington limited partnership (“Landlord”), whose address is 2673 Northeast University Village Mall, Suite 7, Seattle, Washington 98105, and GRACE HOLMES, INC., a Delaware corporation (“Tenant”), whose address is 770 Broadway, New York, NY 10003.

Landlord owns the real property and improvements located thereon as described in Subsection 2.1 (“University Village”).

Landlord desires to lease certain space in University Village more particularly described on Exhibit D attached hereto and by this reference incorporated herein (the “Leased Premises”) to Tenant and Tenant desires to take and lease such space from Landlord.

NOW THEREFORE, for and in consideration of the rents reserved hereunder, the terms and conditions hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby leases to Tenant and Tenant leases from Landlord, the Leased Premises upon the following terms and conditions:

1.                                      LEASE TERMS AND EXHIBITS.

The following terms as used herein shall have the meanings set forth below unless specifically modified elsewhere in this Lease:

1.1                               Leased Premises:  That certain space in University Village known as Space “19” and more particularly described on Exhibit D attached hereto and by this reference incorporated herein.

1.2                               Minimum Rent:

Years 1-5:                                            $40.00 per square foot of the Area of Leased Premises per annum

Years 6-10:                                      $44.00 per square foot of the Area of Leased Premises per annum

1.3                               Lease Term:  Ten (10) Lease Years plus a “partial year” (if any) from the Commencement Date to January 31 of the following year.  The Lease Term shall commence as provided in Section 3 below, and shall end on the January 31 next following the 10th anniversary of the Commencement Date (“Expiration Date”).

1.4                               Area of Leased Premises:  Approximately 7,400 square feet, consisting of 5,700 square feet on the ground level and 1,700 square feet of mezzanine space, and containing approximately 45 lineal feet of frontage.  The exact size of the Leased Premises will be determined following remeasurement pursuant to Section 20.4 below.

1.5                               Tenant’s Fraction:  A fraction, the numerator of which is the ground level portion of the Area of Leased Premises and the denominator of which is the sum of the numerators (gross leasable areas) used in all leases in University Village (whether or not leases are actually in effect for all of such space) in determining University Village Expenses payable by the tenants under such leases, provided the same shall include not less than 90% of the total leasable retail area in University Village.

1.6                             Percentage Rent Rate:  Five Percent (5%)

1.7                               Percentage Rent Period:  Lease Year.

1.8                               Lease Year:  The twelve month period ending each January 31 during the Lease Term.

1.9                               Retail Trade Area:  [none]

1.10                        Security Deposit:  [none]

1.11                        Permitted Use:  Tenant shall use the Leased Premises solely for the retail sale of men’s, women’s and children’s ready-to-wear apparel, accessories, footwear, outerwear, related items sold under the J. Crew label, facial and body care products and home furnishings (the display of which shall not be more than 30% of the retail sales floor area), and for the retail sale of any other item featured in any catalogue offered by Tenant, its parent(s), affiliate(s) or subsidiary(ies) and any other item manufactured by or for Tenant, its parent(s), affiliate(s) or subsidiary(ies) provided such other item (i) is offered for sale in the majority of J. Crew retail stores, (ii) carries the J. Crew name/label and (iii) is complementary in nature to the J. Crew retail store at the time of the Commencement Date, and for no other purpose whatsoever.

1.12                        Tenant’s Trade Name:  J. Crew

1.13                        Name and Address of Tenant’s Guarantor: [none]

1.14                        Default Rate:  The “Default Rate” is that rate of interest per annum equal to two percent (2%) over the prime rate of interest charged, quoted or published by Bank of America or its successor or, if Bank of America or its successor should fail to publish such information, by a comparable bank.

1.15                        Exhibits:  The Exhibits attached to this Lease are incorporated in this Lease by this reference.  Each party agrees to perform any obligations on its part stated in any of such Exhibits:

Exhibit A.                                            Legal Description of University Village

Exhibit B.                                              Site Plan of University Village

Exhibit C.                                              Description of Landlord’s and Tenant’s Work

Exhibit D.                                             Plan of Leased Premises (which shall establish the floor area (“Floor Area”) contained therein).

Exhibit 15.2                                    Similarly Situated Tenants

2.                                      PREMISES.

2.1                               University Village.

(a)                                  Definition.  Landlord is the owner of University Village, which is legally described in Exhibit A and depicted in the Site Plan of University Village attached hereto as Exhibit B.  University Village shall include any adjacent property acquired by the Landlord from time to time during the term of this Lease, whether owned or leased by Landlord as a tenant under a ground lease or sublease, or which is otherwise operated on an integrated basis with University Village, whether or not the same is owned or controlled by Landlord.

(b)                                  No Representations.  The depiction of University Village in Exhibit B does not constitute a representation, covenant or warranty of any kind by Landlord, and subject to Section 13.2 below, Landlord reserves the right from time to time to change the size and dimensions of University Village; locate, relocate, alter and/or modify the number and location of buildings, building dimensions, the number of floors in any of the buildings, parking areas, driveways and entrances and exits to and from adjoining streets and ways, store dimensions, identity and type of other stores and tenancies and the common areas located from time to time in or on University Village.  The term “University Village” as used herein shall refer to University Village described and depicted in Exhibits A and B, respectively, and as so changed, relocated, altered and/or modified.  Landlord further agrees that it will make no change in the layout of the Leased Premises or University Village which will materially reduce the size, dimensions or usable area of the Leased Premises or materially adversely affect access to the Leased Premises.  Landlord will make reasonable efforts to minimize the impact of any noise, dust, dirt and the like caused by Landlord’s improvements or alterations on Tenant’s business.

2.2                               Leased Premises.  Landlord hereby leases and demises to Tenant, and Tenant hereby accepts from Landlord, subject to and with the benefit of the terms and provisions of this Lease, the Leased Premises depicted in Exhibit D.  The gross leasable area of the Leased Premises is as stated in Section 1.4 above.

3.                                      TERM.

3.1                               Lease Term.  This Lease shall be for the term stated in Section 1.3 above (the “Term” or “Lease Term”) and shall commence on the earlier of (a) one hundred twenty (120) days following the latest to occur of (i) Landlord’s approval of Tenant’s plans for Tenant’s Work (defined below) provided Tenant submits plans for Tenant’s Work to Landlord no later than November 1, 2003 and thereafter timely responds to comments from Landlord, (ii) Landlord’s delivery of the

Leased Premises to Tenant in a broom clean condition, free of all violations and the personal property and signage of any previous occupant, with Substantial Completion of Landlord’s Work (as defined in Section 3.2(a) below) and (iii) the date Tenant receives a building permit for the construction of Tenant’s Work provided Tenant submits plans for Tenant’s Work to the City of Seattle no later than December 1, 2003 and thereafter timely responds to comments from the City of Seattle or (b) the day that Tenant opens for business (the “Commencement Date”).  It is anticipated that Landlord will deliver possession of the Leased Premises to Tenant on March 1, 2004 (the “Anticipated Delivery Date”), however, Landlord’s failure to do so shall not result in any liability to Landlord or otherwise affect Tenant’s obligations under this Lease except as otherwise set forth below.  If for any reason Landlord is unable to deliver possession of the Leased Premises on the Anticipated Delivery Date, Landlord must provide written documentation to Tenant no later than forty-five (45) days prior to the Anticipated Delivery Date.  If Landlord is unable to deliver possession of the Leased Premises on the Anticipated Delivery Date and Landlord fails to provide such notification to Tenant when required, then Landlord shall pay to Tenant, as liquidated damages, $750.00 per day for each day of delay (the “Late Fee”).  If such delay continues beyond July 1, 2004, then, in addition to any Late Fee that may be due Tenant, Tenant shall have the right to terminate this Lease upon notice to Landlord delivered no later than the earlier of (i) July 15, 2004 and (ii) the date of Landlord’s Delivery of the Leased Premises to Tenant.  In the event Tenant terminates this Lease in accordance with the preceding sentence, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in preparation and/or review of Tenant’s plans and specifications for the Leased Premises.  In no event shall Tenant be required to accept delivery of possession of the Leased Premises prior to the Anticipated Delivery Date.

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to begin construction or initially open for business in the Leased Premises unless (a) tenants occupying ninety percent (90%) or more of the retail portion of University Village and (b) Crate & Barrel, Apple, Victoria’s Secret and Talbots (the “Named Tenants”) have signed leases and are scheduled to open no later than sixty (60) days following the date Tenant is required to open for business hereunder.  Landlord shall verify the foregoing in writing and provide a leasing plan showing the names, square foot areas and opening dates of the Named Tenants no later than forty-five (45) days prior to the date Tenant is scheduled to commence construction.

3.2                               Landlord’s and Tenant’s Work.

(a)                                  If the Leased Premises are not presently complete, Landlord shall deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Leased Premises forthwith upon Substantial Completion of Landlord’s Work as described in Exhibit C hereto (“Landlord’s Work”).  Landlord shall, at its sole cost and expense, as soon as it is reasonably possible after the execution of this Lease, commence and pursue to completion the Landlord’s Work shown on and/or described in the attached Exhibit C.  “Substantial Completion of Landlord’s Work” occurs when Landlord, or its project architect, notifies Tenant in writing that the Leased Premises are substantially complete to the extent of Landlord’s Work specified in Exhibit C hereof, with the exception of such work as Landlord cannot complete until Tenant performs necessary portions of its work.  Tenant shall commence the installation of fixtures, equipment and any of its work as set forth in Exhibit C (“Tenant’s Work”) promptly upon Substantial Completion of Landlord’s Work, and Tenant shall diligently pursue such work to completion.  There shall be no chargebacks to Tenant for the cost of any item included in Landlord’s Work and/or performed prior to delivery of the Leased Premises to Tenant (i.e., so-called “back charges”) and Tenant shall not be obligated to pay any additional construction charges or fees such as, without limitation, barricade charges, freight elevator fees, dumpster or other trash fees, sprinkler system shut-down fees or other such charges for work which is not included in Tenant’s Work.  Prior to installation of a temporary barricade in front of the Leased Premises, Tenant shall provide Landlord with barricade appropriate artwork for an “opening soon” advertisement thereon.

(b)                                 Punchlist.  Not later than thirty (30) days after Substantial Completion of Landlord’s Work, Tenant shall deliver to Landlord a “punchlist” of defects in Landlord’s Work.  Landlord shall promptly cure such defects at Landlord’s sole cost and expense.  Latent defects appearing as a result of Landlord’s Work shall not be deemed waived until the first anniversary of the Commencement Date.  Upon the first anniversary of the Commencement Date, all latent defects shall be waived unless Tenant shall have given notice of the same to Landlord prior to such first anniversary.  However, Landlord shall warrant all repairs made in response to any notice of latent defects within the one (1) year period for a period of one (1) year from the date of repair.  Notwithstanding such waiver, Landlord’s obligations to make repairs set forth explicitly elsewhere in this Lease shall not be subject to the one-year limitation described in this paragraph.

3.3                               Statement as to Lease Term.  When the Commencement Date has been determined as provided in Section 3.1, Landlord and Tenant shall execute, acknowledge and deliver a written statement specifying the Commencement Date and Expiration Date.

4.                                      RENT.

4.1                               Minimum Rent.  Tenant shall pay to Landlord, without notice or demand and without any set-off or deduction whatsoever (except as set forth in Section V of Exhibit C attached hereto), the Minimum Rent set forth in Section 1.2 above (the “Minimum Rent”), which shall be paid in advance on or before the first day of each calendar month of the Lease Term.  If the Lease Term commences on a day other than the first day of a calendar month or expires on a day other than the last day of a calendar month, the Minimum Rent for such month shall be paid together with the Minimum Rent for the first full month, and shall be a prorated portion of the monthly Minimum Rent, based upon a thirty (30) day month.  Notwithstanding anything to the contrary contained herein, provided Tenant is not then in default of this Lease beyond any applicable notice and cure periods, Minimum Rent shall be abated (i) for the one hundred eighty (180) day period following Landlord’s delivery of the Leased Premises to Tenant and (ii) during the months of January and February, 2005.

(a)                                  Future Expansion.  [omitted]

(b)                                  Renovation or Expansion of Common Areas.  [omitted]

4.2                               Landlord’s Security.  [omitted]

4.3                               Percentage Rent.

(a)                                  Percentage Rent.  In addition to the Minimum Rent to be paid by Tenant pursuant to Section 4.1 above, Tenant shall pay to Landlord Percentage Rent in a sum equal to five percent (5%) of the amount of Tenant’s Gross Sales as defined below, during each Lease Year of the Lease Term in excess of the “Breakpoint.”  Commencing with the first month of the Lease Year when total Gross Sales for the Lease Year exceed the applicable Breakpoint for such Lease Year, Tenant shall pay to Landlord, within twenty (20) days after the end of each calendar month, the Percentage Rent for such calendar month.  The Breakpoint during any Lease Year shall be the Minimum Rent payable with respect to such Lease Year divided by .05 (the “Natural Breakpoint”).  For example if the Minimum Rent is $296,000, then the Breakpoint is $296,000/.05 = $5,920,000.  It is acknowledged by the parties that the Breakpoints applicable to a given full lease year are computed by dividing the Minimum Rent payable by Tenant for that same Lease Year by five percent (5%).  All computation and/or reconciliation of Percentage Rent payable by Tenant for a full Lease Year shall be determined in accordance with and governed by the foregoing sentence.  Notwithstanding anything to the contrary herein, for the purposes of calculating the Breakpoint only, Minimum Rent shall be deemed paid in full during any portion of the rent abatement period described in Section 4.1 that Tenant is open for business in the Leased Premises.

Percentage Rent for any partial Lease Year shall be established by multiplying the percentage rental due for the twelve month period following the Commencement Date with respect to a partial lease year at the beginning of the term or the 12 month period preceding the expiration date with respect to a partial lease year at the end of the term by a fraction, the numerator of which shall be the number of days in the partial lease year and the denominator of which shall be 365.

(b)                                  Tenant’s Statements Regarding Gross Sales.  Tenant shall provide Landlord with an unaudited monthly statement of Gross Sales within twenty (20) days after the end of each calendar month, certified by Tenant to be correct, which shall show Gross Sales and an itemization of any exclusions or deductions therefrom for such month, as well as year-to-date amounts for the current Lease Year.  If any Percentage Rent is due for such month, the payment shall accompany such statement.  In addition to such regular monthly statements, Tenant shall provide an annual statement within sixty (60) days after the end of each Lease Year, which shall show the total amount of Gross Sales for such Lease Year, and shall be certified to be true, complete and correct by Tenant, or in Landlord’s reasonable discretion following occurrence of an Event of Default as a result of Tenant’s failure to comply with Section 4.3, an independent certified public accountant reasonably satisfactory to Landlord.  If such annual statement shows that Tenant underpaid Percentage Rent for such Lease Year, Tenant shall include the additional amount, together with interest at the Default Rate with such statement, and if such statement shows that Tenant overpaid Percentage Rent, Landlord shall provide a credit or refund.

(c)                                  Tenant’s Records.  Tenant shall keep full, complete and proper books,

records and accounts prepared in accordance with generally accepted accounting principles (collectively, “Tenant’s Records”) of its daily Gross Sales in, upon, or from the Leased Premises.  Original sales records shall be separately maintained for the Leased Premises and shall include: (i) daily dated sealed, continuous, cash register tapes, (ii) serially numbered sales slips, (iii) settlement report sheets of transactions with subtenants, concessionaires and licensees, (iv) bank statements, (v) general ledger or summary record of all receipts and disbursements from operations in, at or from the Leased Premises, (vi) state and local sales and use tax returns, and (vii) such other records that would normally be kept pursuant to generally accepted accounting principles, or as the Landlord may reasonably require in order to determine Gross Sales hereunder.  Tenant shall be permitted to use such cash registers and maintain its business records in the same manner as all of Tenant’s other stores.  Landlord and its agents and employees shall have the right at any and all reasonable times upon fourteen (14) days prior written notice to Tenant, to examine and inspect all of the books and records of Tenant, including any sales tax reports pertaining exclusively to the business of Tenant conducted in, upon or from the Leased Premises, for the purpose of investigating and verifying the accuracy of any statement of Gross Sales, but in no event more than one (1) time per year.  Tenant may excise any portions of such sales tax reports pertaining to other stores owned or operated by Tenant.  Tenant shall keep all such records for a period of three (3) years.  All records shall be maintained by Tenant on the Leased Premises, or at the corporate office of Tenant.

(d)                                  Audit.  Landlord may from time to time (but not more frequently than once each calendar year), upon fourteen (14) days prior written notice to Tenant, cause a complete audit or examination to be made of Tenant’s Records and such books and records of any subtenant, licensee or concessionaire for all or any part of the three Lease Years immediately preceding such notice.  During such audit, Landlord or its authorized representatives shall have full and free access to Tenant’s Records and the right to require that Tenant, its agents and employees furnish such information or explanation with respect to such items as may be necessary for a proper examination and audit thereof.  Tenant may, however, excise any portions of tax returns pertaining to other stores owned or operated by Tenant.  If such audit or examination discloses that any of Tenant’s statements of Gross Sales understates Gross Sales made during any Lease Year by three percent (3%) or more which resulted in underpayment of Percentage Rent, or if Tenant shall have failed to furnish Landlord any monthly Gross Sales statements during any Lease Year or shall have failed to prepare and maintain Tenant’s Records as required herein, Tenant shall pay Landlord the reasonable cost of such audit or examination, including reasonable travel and related expenses, and any deficiency in Percentage Rent, with interest at the Default Rate.  If such audit or examination shall disclose an understatement of more than ten percent (10%) which results in underpayment of Percentage Rent, upon the second occurrence of such understatement of more than 10% which results in underpayment of Percentage Rent, Landlord shall also have the right to cancel this Lease by written notice given to Tenant within six (6) months after such audit.  Landlord’s acceptance of Percentage Rent shall be without prejudice to the Landlord’s examination, audit and other rights hereunder.  Any information obtained by Landlord pursuant to its audit shall be treated as confidential and shall not be disclosed except (i) in connection with litigation with Tenant, (ii) to prospective purchasers or lenders of University Village and (iii) as may be required by law.

(e)                                  Gross Sales Defined.  “Gross Sales” shall mean the entire amount of the actual sale price, whether for cash, credit or otherwise, of all sales of goods and services and all other income and receipts whatsoever of all business conducted at, on or from the Leased Premises, including, without limitation:

(i)	mail, telephone, facsimile, E-mail, Internet and other orders originating in, at, from or arising out of the use of the Premises,
(ii)	deposits not refunded to purchasers
(iii)	gross receipts from vending and game machines, except those for exclusive use of employees (inclusion of this definition shall not to be construed to authorize vending or game machines)
(iv)	sale price of gift and merchandise certificates
(v)	payments from other parties for shelf or advertising space at or respecting the Leased Premises
(vi)	the full value of all consideration other than money received
(vii)	all other gross income or receipts from any business or operation at, on or from the Leased Premises
(viii)	Gross Sales by any sublessee, concessionaire or licensee.

However, Gross Sales shall not include (but Tenant’s Records shall itemize):

(a)	returns to shippers or manufacturers
(b)	any cash or credit refunds made upon any sale in or from the Leased Premises where the merchandise is returned by the customer,
(c)

any sales, use or excise tax imposed by any duly constituted governmental authority (provided that no income or franchise tax, capital stock tax, tax based upon assets or net worth, or similar tax shall be deducted from Gross Sales)

(d)	sales to employees at a discount (not to exceed 2.5% of Gross Sales)
(e)

the exchange of merchandise between the stores and warehouses of Tenant, if any, where such exchange of merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale that was made in or from the Leased Premises

(f)	postage, parcel post freight, express or other delivery charges paid in connection with any sale
(g)	discounts, allowances and refunds to customers
(h)	layaways until the sale is completed or the deposit abandoned by the customer
(i)

bad debts written off by Tenant for income tax purposes (not to exceed in the aggregate 1% of Gross Sales), provided that if later collected, the amount shall be included in Gross Sales in the year in which collected

(j)	luxury and excise taxes levied upon the purchase of merchandise manufactured by Tenant
(k)	bulk sales of inventory, including damaged or aged merchandise, sales of fixtures and equipment, and sales to jobbers
(l)	charges for repairs, alterations, delivery and gift wrapping of merchandise,

(m)	proceeds of claims for damaged merchandise
(n)	catalog sales of goods not stocked on the Leased Premises, not to exceed three percent (3%) of Gross Sales
(o)	workroom, alteration, shipping and delivery charges, and charges for check cashing and wrapping, at no profit to Tenant

No deduction shall be allowed for any uncollected or uncollectible amounts or reserves therefor, nor for cost of products or services sold, or other costs, charges or expenses of purchasing, financing, selling, transportation, overhead or taxes except as set forth above.

(f)                                    No Partnership.  It is understood and agreed that the fixing of a portion of the rental on a percentage of the sales of the business to be done by Tenant does not create a partnership or joint venture relationship between the parties hereto, that Landlord assumes no liability hereunder for the operation of the business of Tenant, and that the provisions with reference to rents herein are for the sole purpose of fixing and determining the total rents to be paid by Tenant to Landlord.

(g)                                 No Waiver.  The acceptance by Landlord of any monies paid to Landlord by Tenant pursuant to this Section 4.3 shall not be an admission by Landlord of the accuracy of any monthly or annual statement furnished by Tenant during the month or year reported therein, or of the sufficiency of the amount of any such payment.  Landlord shall be entitled to inspect the books and records of Tenant and receive any additional sums due from Tenant disclosed by such inspection, as described above.

(h)                                 No Diversion.  To ensure that the Leased Premises will produce an optimum volume of gross sales, Tenant covenants not to divert elsewhere any business, trade or commerce which would ordinarily be transacted by Tenant at, in, on, from or arising out of the Leased Premises.

(i)                                    Opening for Business; Continuous Operations.  Because of the difficulty and impossibility of determining Landlord’s damages by way of loss of anticipated Percentage Rent from Tenant or from other tenants or occupants of University Village or by way of loss of value of the property, if Tenant, subject to Section 30.12 hereof, shall fail to take possession of the Leased Premises and open for business within thirty (30) days of the time provided herein, or shall abandon the Leased Premises, cease operating or conducting Tenant’s business therein, or fail to maintain business hours in accordance with the terms of this Lease following 48 hours notice from Landlord, then Landlord shall have the right, in addition to any or all other rights or remedies under this Lease or at law or in equity, to collect not only Minimum Rent and all other items of Additional Rent herein, but also Additional Rent equal to Two Hundred Fifty Dollars ($250.00) per day for each day or portion thereof Tenant is required to be open and is not open, subject to Section 30.12 hereof (provided that in the case where Tenant has opened its store to the public, but is late opening on a particular business day, the $250 Additional Rent shall not apply until the second such late opening following notice by Landlord to Tenant of the first late opening each Lease Year).  Such Additional Rent shall be deemed to be liquidated damages in lieu of any Percentage Rent that might have been paid during such period.

Acceptance by Landlord of such liquidated damages shall not be deemed permission for Tenant to continue such violation, and shall not preclude Landlord from seeking any other remedy for such violation, including, but not limited to, specific performance or termination of this Lease.

4.4                               Tenant to Share Expenses.  It is intended that this shall be a “net lease” in that tenants in University Village collectively shall pay all operating, repair and maintenance costs and expenses of any kind or nature.  In addition to the Minimum Rent, Tenant shall pay to Landlord, as Additional Rent (defined below), in the manner provided in Subsection 4.4(e) below, Tenant’s share of all operating, maintenance and repair costs, charges and expenses incurred by Landlord with respect to University Village, except as otherwise specified herein, including, without limitation, the items described in Subsections 4.4(a) through (d) below (herein collectively called “Other Charges”).  For purposes of this Section, the term “Accounting Period” shall mean each consecutive twelve (12) month period during the Lease Term commencing July 1 and expiring the following June 30 or, if so determined by Landlord at any time during the Term of this Lease, the calendar year.

(a)                                  Tenant’s Share of Taxes.  Tenant shall pay to Landlord, as Additional Rent, in the manner provided in Section 4.4(e), Tenant’s share of the total amount of real estate taxes (“Taxes”) on University Village.   For purposes of this Section, the term “Taxes” shall be an amount equal to all real estate taxes and assessments (including but not limited to local improvement district, road improvement district and water improvement district assessments provided such assessments do not relate to the initial development of University Village), if any, that are levied upon or assessed against University Village during the Lease Term.  Tenant’s share of Taxes shall be an amount equal to the total Taxes due and payable during each calendar year of the Lease Term with respect to the lands and improvements comprising University Village, deducting any contribution toward Taxes and Insurance by other parties who are not paying a proportionate share of same, multiplied by Tenant’s Fraction; provided, however, that if any tenants in any building or buildings pay real estate taxes directly to any taxing authority as may be provided in their leases, their square footage shall not be deemed a part of the denominator used for purposes of computing Tenant’s share of Taxes.  Tenant shall not be required to reimburse Landlord for taxes based upon the following:  (1) rent taxes (except to the extent that same are directly assessed against the tenants by the taxing authority, (2) gross receipts taxes levied on gross receipts of landlord, (3) income taxes, (4) franchise taxes, (5) transfer taxes, (6) inheritance taxes, and (7) capital stock taxes.  Tenant shall not be obligated to reimburse Landlord for any penalty or interest for the late payment by Landlord of taxes.  Landlord shall promptly pay or credit to Tenant, Tenant’s proportionate share of any refunds or rebate of Taxes after deducting reasonable expenses incurred by Landlord in obtaining same.

(b)                                  Tenant’s Share of Insurance.  Tenant shall pay to Landlord, as Additional Rent, in the manner provided in Section 4.4(e), Tenant’s share of the cost of insurance for University Village.  The cost of insurance (“Insurance”) shall include all insurance premiums for fire, all risk endorsement coverage, earthquake, liability, loss of rental income, and any other insurance that Landlord deems necessary or desirable to cover University Village.  Tenant’s share of Insurance shall be an amount equal to the total of such premiums paid during each Accounting Period or portion thereof of the Lease Term, after deducting any contribution toward Taxes and

Insurance by other parties who are not paying a proportionate share of same, multiplied by Tenant’s Fraction.

(c)                                  University Village Expenses.  Tenant shall pay to Landlord, as Additional Rent, in the manner provided in Section 4.4(e), Tenant’s share of the operating costs (“University Village Expenses”) of University Village, including all common areas and facilities (collectively, the “Common Area”).  Tenant’s share of University Village Expenses shall be an amount equal to the total University Village Expenses during each actual Accounting Period, or portion thereof, during the Lease Term multiplied by Tenant’s Fraction.

“University Village Expenses” shall mean, without duplication, all expenses, costs and amounts of every kind and nature (to the extent not a capital expense) which Landlord shall pay during any calendar year any portion of which occurs during the Term in connection with the management, repair, maintenance, replacement, insurance and operation of University Village, including, without limitation, any amounts paid for:

(a)	utilities serving the common areas, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating
(b)

permits, licenses and certificates necessary to operate and manage University Village, and costs of complying with other legal requirements, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq. and the regulations promulgated thereunder

(c)

supplies, materials, tools, equipment, and vehicles used in the operation, repair, maintenance and security, floor care and cleaning, landscaping, and other services for University Village, including rental, installment purchase and financing agreements therefor and interest thereunder

(d)	reasonable accounting, legal, inspection, consulting and other services for services performed for University Village
(e)

wages, salaries, bonuses, and other compensation and benefits for any on-site manager, personnel and other parties engaged in the operation, maintenance or security of University Village, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, data or payroll processing expenses relating thereto (if the manager or other personnel are located off-site and handle other properties, the foregoing expenses shall be allocated appropriately between University Village and such other properties)

(f)	payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any development of which University Village is part
(g)	alarm monitoring and security service, janitorial service, trash removal, removal of ice and snow (and salting and sanding in connection therewith)
(h)

parking surcharges or fees that may result from any environmental or other law or guideline, and the cost of obtaining, providing and operating public transportation or shuttle bus systems to bring customers or workers to or from University Village if required by such laws or guidelines, or if otherwise deemed desirable by Landlord
(i)

the costs of operating and maintaining any on-site office at University Village, including without limitation, the fair rental value thereof, telephone charges, postage, stationery and photocopying expenses

(j)	music programs and equipment, whether rented or purchased
(k)	telephone directory listings for University Village
(l)

appropriate reasonable reserves for operation of University Village and for covering uninsured portions, including deductible amounts, of casualty damage and general liability claims relating to the University Village

(m)

operation, maintenance, repair, installation and replacement (to the extent not a capital expense), inspection, testing, painting, decorating and cleaning of: (i) elevators, escalators, fire exits, pedestrian bridges, skywalks, skybridges, arrival zones and stairways, (ii) sidewalks, curbs, gutters, guardrails, bumpers, fences, flagpoles, flags, banners, bicycle racks, University Village identification and pylon signs, directional signs, hand-out pamphlet directories, traffic signals and markers, including those located off-site but installed for the benefit of University Village, (iii) parking structures, parking lots, loading and service areas and driveways (including sweeping, cleaning, re-striping, repairing, sealing, re-surfacing and replacement), (iv) storm and sanitary drainage systems, including disposal plants, lift stations and detention ponds and basins, (v) irrigation systems, (vi) any Systems and Equipment, (which shall mean any plant, machinery, transformers, ducts, cables, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of any electrical, gas, steam, plumbing, water, sewer, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for University Village and depreciation relating thereto, (except to the extent that any of the same serves any tenant exclusively or is subject to shared tenant use), (vii) exterior planting, replanting and replacement of flowers, shrubbery, plants, trees, grass, sod, plants in hanging baskets, and other landscaping, (viii) all portions of buildings, both interior and exterior, in the University Village, including without limitation, Common Areas and fixtures, equipment and other items therein or thereon, including but not limited to floors, floor coverings, corridors, ceilings, foundations, walls, wall-coverings, restrooms, lobbies, canopies, skylights, trash and ash cans and receptacles, trash compactors, planters, waterfalls, fountains, pools, benches, furniture, doors, locks and hardware, windows, glass and glazing, (ix) gutters and downspouts, roof flashings and roofs (including repairs and replacements)

(n)

an amount equal to fifteen percent (15%) of all of the foregoing costs and expenses (excluding insurance premiums, utilities and taxes) as a liquidation of Landlord’s general overhead (which amount shall be in addition to the compensation and related expenses for the manager and other aforementioned expenses). The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses.

The following items are to be excluded from such operating expenses:

A)

Costs attributable to seeking and obtaining new tenants as well as retaining existing tenants - such as advertising, brokerage commissions, architectural, engineering, attorney’s fees, renovations and improvements;

B)	Costs that are reimbursed to the Landlord by tenants as a result of provisions contained in their specific leases;

C)	Costs for alterations and additions that are in the nature of capital improvements;

D)	Costs for capital improvements and repairs;

E)	Costs incurred due to violations by the Landlord of any of the terms and conditions of any leases in the center;

F)	Interest on any mortgages of the Landlord and rental under any ground or underlying lease;

G)

Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services not affixed to the building;

H)	All items and services for which other tenants have reimbursed Landlord or have paid third persons directly;

I)	Advertising and promotional expenditures in excess of those amounts provided in Section 27 below, unless part of a specific marketing plan agreed upon by the tenants;

J)	Repairs and other work occasioned by fire, windstorm or other casualty to the extent that the Landlord is reimbursed by insurance that was required to be carried under the lease;

K)

Costs incurred in operating and maintaining the project’s parking facilities if the Landlord charges for parking, unless Landlord uses the income from the parking facility as a credit against operating expenses;

L)	Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

M)	Costs for sculpture, paintings or other objects of art to the extent such are items of a capital nature;

N)	Costs attributable to repairing items that are covered by warranties to the extent such costs are reimbursed pursuant to such warranties; and
O)	Repairs and maintenance performed in a tenant’s exclusive space and not in the common areas.

Provided the Term of the Lease commences in the 2004 calendar year, Tenant’s share of the following Other Charges shall not exceed the caps set forth herein for the first twelve (12) months of the Term.  In the event that the Term commences in a calendar year subsequent to the 2004 calendar year, then the following caps shall be increased by five percent (5%) for each calendar year thereafter until the Term commences.  All Other Charges stated on a per square foot basis shall be calculated on the ground level portion of the Area of Leased Premises only.

University Village Expenses:	$6.20 per square foot
Insurance:	$0.97 per square foot
Taxes:	$3.53 per square foot

(d)                                  Heating and Air Conditioning Charge.  Tenant shall contract for service and maintenance checks and filter changes for the heating and air conditioning system serving the Leased Premises, and Tenant shall pay the cost thereof.  Tenant shall provide to Landlord, upon Landlord’s reasonable request for the same, copies of all work orders and other documents necessary to verify that the heating and air conditioning system serving the Leased Premises has been and is being adequately serviced, maintained and inspected on a regular basis, which need not exceed once every calendar quarter.  If Tenant shall fail to contract for such service and maintenance to be performed, Landlord, following reasonable notice to Tenant, may elect to perform such service and maintenance and Tenant shall pay to Landlord the costs thereof immediately upon receipt of billing therefor.  Such payments shall be deemed Additional Rent hereunder.

(e)                                  Payment of Other Charges.  Within sixty (60) days after the expiration of each Accounting Period of the Lease Term (or as soon thereafter as such information becomes available), Landlord will notify Tenant in writing of Landlord’s estimate of Tenant’s share of the Other Charges due for the then current Accounting Period.  Landlord’s estimate shall be based upon the actual amount of the Other Charges for the previous Accounting Period plus Landlord’s reasonable estimate of the increase in such operation costs for the then current Accounting Period.  Notwithstanding Landlord’s actual estimate, in no event shall Tenant’s payment to Landlord for the portion of University Village Expenses payable by Tenant increase by more than five percent (5%) per year on a non-cumulative basis.  Tenant shall pay the estimated Tenant’s share in advance in equal monthly installments on the first day of each month of such Accounting Period.  Within sixty (60) days after the end of each Accounting Period, Landlord will compute Tenant’s share for such Accounting Period based upon the actual amount of the Other Charges for that Accounting Period.  Landlord shall furnish Tenant with a reasonably detailed statement of Tenant’s proportionate share, and if the total amount paid by Tenant for such Accounting Period is less than the actual amount of Tenant’s share for such Accounting Period, Tenant shall pay Landlord any deficiency, subject to the 5% cap on annual increases described above.  If the total amount paid by Tenant for such Accounting Period exceeds the actual amount of Tenant’s share, Landlord shall credit such excess to the next monthly payments of Tenant’s share which thereafter come due.  Any excess payments made by Tenant of taxes, common area maintenance expenses, promotional fund payments, Merchants’ Association Dues or any other items of Additional Rent, shall be refunded to Tenant within thirty (30) days following reconciliation of the accounting period for which such payments were made, unless credited to the next Rent due.  If this Lease expires at a time other than the expiration date of an Accounting Period, Tenant shall be obligated to pay immediately any deficiencies which shall be computed at the expiration of that Accounting Period.  If the estimated amount Tenant has paid for that Accounting Period exceeds the actual amount of Tenant’s share, and if Tenant has otherwise complied with all of the terms and provisions of this Lease, Landlord shall refund such excess to Tenant.  If at any time during an Accounting Period after the first Lease Year, the amount of the Other Charges increases over the actual amount thereof for the preceding Accounting Period, Landlord may, at its election, but not more than once in any Accounting Period and subject to the cap on increases, adjust the amount of monthly estimated installments due during the balance of that calendar year to reflect such increase.  Any increased payments required to be made pursuant to this Section shall be made within thirty (30) days after Landlord has notified Tenant thereof.  Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.  Landlord shall provide Tenant with a receipted copy of the tax bill upon Tenant’s written request.

(f)                                    Disputes.  Within two (2) years after receipt by Tenant of any statement from Landlord with respect to payment of charges pursuant to this Section 4.4, if Tenant disagrees with such statement for any reason, Tenant shall notify Landlord in writing stating the basis of such objection.  Failure to object in writing during such two year period shall be deemed Tenant’s agreement with such statement and Tenant waives the right to dispute any such statement after the expiration of such two year period.  In the event of any dispute regarding the applicability, amount, or other matter relating to Other Charges hereunder, such dispute shall be resolved on the basis of an investigation, analysis and report prepared by Landlord’s independent certified public accounting firm, which report shall be conclusive and binding upon the parties.

5.                                      USE OF PREMISES AND OPERATION OF TENANT’S BUSINESS.

5.1                               Permitted Uses.  Tenant shall not use or permit or suffer the use of the Leased Premises for any business or purpose or under any other trade name other than the Permitted Uses set forth at Section 1.11 above and Tenant’s Trade Name set forth in Section 1.12 above or under such other name as is used by Tenant for a majority of its stores, including all of its stores in the Pacific Northwest (defined as Northern California, Oregon and Washington), without the prior written consent of Landlord.  Tenant expressly understands and acknowledges that its Permitted Use is nonexclusive and that other tenants or occupants within University Village may sell items similar to those sold by Tenant.  Permitted Use is a material consideration to Landlord in order to maintain an appropriate tenant mix in University Village and achieve maximum gross sales for all tenants and to insure continual operation of a full-service shopping center.  Landlord shall have no obligation to consent to any change in the Permitted Uses for the Leased Premises.

5.2                               Permitted Trade Name. Landlord does not represent that Tenant may use the

Tenant’s permitted trade name and Tenant shall indemnify Landlord against any claims, suits, costs, liabilities and expenses, including attorneys’ fees, arising from use of Tenant’s permitted trade name by Tenant, including any infringement claims.  Tenant warrants that it has the full and unfettered right to use Tenant’s trade name for the entire term of this Lease and such use will not in any way infringe on the rights of others.

5.3                               Uses Prohibited.  Tenant shall not do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Leased Premises or the building of which the Leased Premises are a part, or cause a cancellation of any insurance policy covering the Leased Premises or building or any part thereof or any of its contents.  Tenant shall not do or permit or suffer anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of University Village or injure or harass them, nor shall the Tenant use or allow the Leased Premises to be used for any purpose which is objectionable or offensive in Landlord’s reasonable judgment or is unlawful.  If Tenant permits or engages in any activity which, in Landlord’s reasonable judgment, is objectionable, offensive or otherwise constitutes a nuisance to the customers or other tenants of University Village, Tenant shall, within thirty (30) days after written notice from Landlord, discontinue such practice.  Tenant’s failure to comply shall constitute a default under this Lease and entitle Landlord to pursue its remedies for default or, in the alternative, perform such work required on behalf of Tenant and recover, as Additional Rent, the cost thereof, plus interest thereon at the Default Rate on the first day of each month, commencing on the date due through the date of payment.  Such Additional Rent shall become due and payable to Landlord twenty (20) days following completion of the work and delivery of an invoice for same to Tenant.   Tenant shall not use, occupy, suffer or permit any portion of the Leased Premises to be used as an office (other than incidental office use in connection with the Permitted Uses), living, sleeping or lodging quarters.  Tenant shall not display any merchandise or sign outside the Leased Premises or in any way obstruct the malls or sidewalks adjacent thereto or otherwise solicit business within the Common Areas except as specifically allowed in writing by Landlord.  Landlord reserves and retains the right not to approve or consent to any proposed exterior display of goods or signs.  Tenant shall not, without the prior written consent of Landlord, use the name of University Village for any purpose other than the address of the Leased Premises.  In any event, Tenant shall not acquire any rights in or to such name.

5.4                               Operation of Business.  Tenant shall conduct its business on the Leased Premises during the entire Lease Term hereof with diligence and efficiency, consistent with prudent business practices, so as to produce the optimum amount of gross sales which may be produced by such business, unless prevented from doing so by causes beyond Tenant’s control.  Tenant shall keep the store shelves on the Leased Premises fully and continuously stocked with all standard merchandise and products for the purpose of operating its business and shall maintain an adequate sales force.  Subject to the provisions of this Lease, Tenant shall continuously during the entire Lease Term hereof conduct and carry on Tenant’s business in the Leased Premises and shall keep the Leased Premises open for business during at least the days, nights and hours designated from time to time by Landlord as the hours of operation for University Village (which are currently Monday through Saturday 10:00 a.m. to 8:00 p.m. and Sunday 11:00 a.m. to 6:00 p.m.),

provided at least ninety percent (90%) of all other retail tenants are open such hours; provided, however, that this provision shall not apply if the Leased Premises should be closed and the business of Tenant temporarily discontinued thereon on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant.  Notwithstanding anything to the contrary herein or any amendments hereto, nothing in this Lease shall be construed, interpreted or deemed to authorize the cessation of Tenant’s operations in the Leased Premises nor to authorize Tenant to “Go Dark” at any time during the Lease Term, as it may be extended.  Tenant’s failure to open for business or to maintain business hours in accordance with this Section 5.4 shall be subject to payment of Additional Rent as provided in Section 4.3(i) above, without limitation of any other remedies available to Landlord with respect to such default under this Lease, at law or otherwise.  Tenant shall not be required to participate in any “midnight madness” or “sidewalk sales” or any similar type of sale that Tenant reasonably deems inappropriate with its corporate image.  Notwithstanding any other requirements set forth in this Lease, Tenant shall have the right to close its store for business on the following days:  New Year’s Day, Thanksgiving Day and Christmas Day and one (1) other day each year for the taking of inventory and up to ten (10) days during the Term for repairs and renovations; provided that Tenant shall give Landlord at least 10 days prior written notice of such closures for repairs.

5.5                               Compliance with Laws.  Tenant shall not use the Leased Premises in any way (or permit or suffer anything to be done in or about the Leased Premises) which will conflict with any law, statute, ordinance or governmental rule or regulation or any covenant, condition or restriction (whether or not of public record) affecting University Village, now in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with (a) all laws, statutes, ordinances, and governmental rules and regulations, now in force or which may hereafter be in force, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq. and the regulations promulgated thereunder, (b) all requirements, covenants, conditions and restrictions, now in force or which may hereafter be in force, and (c) all requirements (now in force or which may hereafter be in force) of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Leased Premises.  The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, governmental rule or regulation or any requirement, covenant, condition or restriction shall be conclusive of the fact as between Landlord and Tenant.  Landlord shall comply with legal requirements applicable to the Leased Premises, including without limitation, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq. and the regulations promulgated thereunder, insofar as they require structural repairs, improvements or alterations to the roof, foundation, columns, load-bearing walls, lintels, beams or any exterior portion of the Leased Premises.

5.6                               Deliveries.  Tenant shall load and unload merchandise, supplies, fixtures, equipment and furniture, and cause the collection of rubbish, only through rear service door or doors of the Leased Premises.  Notwithstanding the foregoing, deliveries by UPS and overnight courier may be made through the front of the Leased Premises.  Tenant shall not permit trailers or trucks servicing the Leased Premises to remain parked in University Village beyond periods necessary to service Tenant’s operations.

5.7                               Other Stores.  Tenant shall not during the first five (5) years following Tenant’s opening for business at the Leased Premises, open a “J. Crew” store at the Northgate Mall in Seattle, Washington.

5.8                               Co-Tenancy.   If at any time during the Lease Term less than eighty-five percent (85%) of the retail portion of University Village is leased and open for business for a continuous period of more than one hundred eighty (180) days, Tenant shall have the option to pay the lesser of (i) Minimum Rent, Percentage Rent and Other Charges, or (ii) ten percent (10%) of Gross Sales in substitution for Minimum Rent, Percentage Rent and Other Charges until such time as Landlord notifies Tenant that at least eighty-five percent (85%) of the retail portion of University Village is leased and open for business.  Landlord shall, upon written request of Tenant, verify in writing the names and square foot areas of all tenants open and operating in University Village.

6.                                      UTILITIES.

6.1                               Tenant’s Obligation.  Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, gas, heat, electricity, power, garbage removal, telephone service, and sewer service charges, charged or attributable to the Leased Premises, and all other services or utilities used in, upon or about the Leased Premises during the Lease Term and the cost of installing meters therefor; provided, however, that if any such services or utilities shall be billed to Landlord and are not separately metered to the Leased Premises, the amount thereof shall be prorated, and Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, an amount equal to that proportion of the total charges therefor which the amount of utility services consumed on the Leased Premises bears to the total amount of utility services consumed in the area covered by such combined charges.  In no event shall Landlord be liable for services consumed in the area covered by such combined charges.  In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises unless and to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors.  Tenant shall not overburden or exceed the capacity of any of the utilities serving the Leased Premises.  Any interruption or failure of utilities will not constitute a termination or constructive eviction of Tenant.  No garbage shall be placed outside of the Leased Premises at any time except in proper, approved containers in designated garbage collection areas.  Tenant shall store all trash and refuse in appropriate containers within the Leased Premises and attend to the daily disposal thereof in the manner designated by Landlord.  If Landlord supplies utilities to Tenant, Tenant shall purchase such utilities from Landlord, at Landlord’s request, at rates not exceeding the amount Tenant would otherwise be required to pay to the applicable utility company.  In the event that Landlord no longer desires to supply any utility service, Landlord agrees to continue to provide such service until suitable arrangements have been made for a public utility to assume the obligation.

6.2                               Interruption.  Landlord may, with reasonable notice to Tenant, or without notice in the case of an emergency, discontinue gas, water, electricity and any and all other utilities whenever such discontinuance is necessary to make repairs or alterations to the Leased Premises or University Village or for the protection of persons or property.  No such action by Landlord shall be construed as an eviction or a disturbance of the possession of the Tenant or an election by Landlord to terminate this Lease nor shall Landlord be in any way liable therefor.  Notwithstanding the foregoing, in the event Landlord discontinues utility service or such utility service is interrupted by the negligence or willful misconduct of Landlord, its employees, agents or contractors, in excess of 48 hours, Minimum Rent shall abate until service is restored.

7.                                      TENANT TO PAY PERSONAL PROPERTY TAXES.  Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed during the Lease Term upon all Tenant’s leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Leased Premises.  In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures, and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within twenty (20) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.  There shall be no duplication of taxes between Sections 4.4 and 7 hereof.

8.                                      LICENSES AND TAXES.

8.1                               Tenant’s Obligation.  Subject to Section 4.4(a), Tenant shall be liable for, and shall pay throughout the Lease Term, all license and excise fees and occupation taxes covering the business conducted on the Leased Premises.  Subject to Section 4.4(a), if any governmental authority or unit under any present or future law effective at any time during the Lease Term hereof shall in any manner levy a tax on rents payable under this Lease or rents accruing from use of the Leased Premises or a tax in any form against Landlord because of or measured by revenue derived by Landlord from the leasing or rental of such property or any amounts payable by Tenant hereunder (such as an excise, sales or rental tax), such tax shall be paid by Tenant, either directly or through Landlord, and upon Tenant’s default therein, Landlord shall have the same remedies as for failure to pay rent.  It is understood and agreed, however, that Tenant shall not be liable to pay any net income tax imposed on Landlord.

8.2                               Additional Rent.  As used herein, “Additional Rent” shall refer to any amounts payable by Tenant to Landlord under this Lease other than Minimum Rent and Percentage Rent.  Additional Rent shall include any such sums whether or not designated as Rent or Additional Rent hereunder.  Landlord shall have, with respect to any failure to pay Additional Rent hereunder, all of the remedies as for the failure to pay Minimum or Percentage Rent.

9.                                      ALTERATIONS.

9.1                               Acceptance of Leased Premises.  Upon completion of Landlord’s Work, and except as otherwise provided in Section 3.2(b) hereof, Tenant shall accept the Leased Premises in their then condition “AS IS” and waives the right to make any claim against Landlord for any matter directly or indirectly arising out of the condition of the Leased Premises, appurtenances thereto, the improvements thereon and the equipment thereof, and Tenant shall thereafter save and hold Landlord harmless from liability as provided in Section 14 of this Lease.  Except as set forth in Section 3.2(b), Landlord shall not be liable for any latent or patent defects within the

Leased Premises.  Tenant acknowledges neither Landlord nor any agent or employee of Landlord has made any representation with respect to the suitability of the Leased Premises or University Village to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations or improvements of the Leased Premises except as expressly and specifically provided in Exhibit C to this Lease.

9.2                               Alterations by Tenant.

(a)                                  Consent.  Tenant shall not attach any fixtures, equipment or other items to the Leased Premises, or make any alterations, additions or improvements in or to the Leased Premises without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord may reasonably deem appropriate.  Notwithstanding the foregoing, Tenant shall have the right to make interior, non-structural design changes to the Leased Premises without Landlord’s consent so long as such changes do not affect the mechanical or electrical systems outside of the Leased Premises and in the aggregate cost less than $50,000. Subject to Section 5.5. Tenant shall make any alterations in or to the Leased Premises which are required to cause the Leased Premises to comply with applicable governmental laws, rules, ordinances or regulations.  Any alterations, additions or improvements consented to by Landlord shall be made at Tenant’s sole cost and expense.  Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any liability, costs, damages, expenses (including reasonable attorneys’ fees) and any liens resulting therefrom.  Except as otherwise provided herein, upon expiration or sooner termination of this Lease, all alterations, additions and improvements (and expressly including all light fixtures and floor coverings), shall become the property of the Landlord, except trade fixtures, appliances and equipment which do not become a part of the Leased Premises.

(b)                                  Removal upon Termination.  Upon the expiration or sooner termination of the term hereof, Tenant shall, at Tenant’s sole cost and expense remove its movable trade fixtures, appliances and equipment, and Tenant shall at its sole cost and expense, repair any damage to the Leased Premises caused by such removal.

(c)                                  Plans.  No alterations, additions or improvements in or to the Leased Premises shall be done until all of Tenant’s plans and specifications have been submitted to and approved by Landlord in writing, all required permits therefor have been obtained from appropriate governmental authorities.

(d)                                  Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans and specifications approved by Landlord in advance in writing, (iv) not to adversely affect any systems and equipment or structure within University Village, (v) diligently to completion and so as to cause the least possible interference with other tenants and the operation of University Village, and (vi) in compliance with all laws and other provisions of this Lease.  Upon completion, the Landlord shall be provided complete “as-built” drawings and specifications for all alterations and additions to the Leased Premises made by Tenant.

(e)                                  Failure to Prosecute.  In the event Tenant is required or undertakes to perform or complete any construction work, installation of fixtures or other construction pursuant to this Lease, either before or after the Commencement Date, if Tenant shall neglect, fail or refuse to commence its work as required or thereafter to diligently proceed and complete such work, then Landlord, in addition to any other rights or remedies it may have, may (i) after thirty (30) days prior written notice to Tenant, complete Tenant’s Work at Tenant’s expense; (ii) commence or recommence all of Tenant’s payment obligations pursuant to this Lease, notwithstanding incompletion of such work; and/or (iii) proceed pursuant to Section 16 with respect to any default under this Lease.

(f)                                    Completion.  Within ninety (90) days after the date upon which Tenant opens for business in the Leased Premises, or following completion of any material alterations, additions or improvements to the Leased Premises, Tenant shall deliver to Landlord the following material:  (i) Tenant’s certificate stating that the work to be performed by Landlord and Tenant pursuant to the terms of this Lease has been completed in compliance with approved plans and specifications; that no security interest or other lien or claim is outstanding or has been filed with respect to the Leased Premises or the Tenant’s interest therein; which certificate may be relied upon by Landlord and any lender or purchaser of University Village; (ii) a certificate of the general contractor performing Tenant’s work stating that all subcontractors, laborers and materialmen who have performed work or furnished materials to the Leased Premises have been paid in full and that all liens or rights or claims of lien have been discharged of record or waived; (iii) complete releases and waivers of lien from Tenant’s general contractor and from all subcontractors with contracts of $5,000 or more in recordable form and otherwise in compliance with all applicable Washington law; (iv) Tenant’s written acceptance of the Leased Premises; (v) a certificate of occupancy for the Leased Premises issued by the City of Seattle; and (vi) Tenant shall provide a statement as to the dollar value of leasehold improvements (as opposed to equipment and trade fixtures) made by Tenant at Tenant’s sole cost and expense to the Leased Premises.

10.                               MAINTENANCE AND REMODEL OF LEASED PREMISES.

10.1                        Maintenance and Repair by Tenant.  Tenant shall at all times throughout the Lease Term at its sole cost and expense keep the non-structural portions of the Leased Premises (including exterior doors and entrances, all windows and moldings and trim of all doors and windows) and all partitions, door surfaces, fixtures, equipment and appurtenances thereof (including lighting, heating and air conditioning systems which exclusively serve the Leased Premises) in good order, condition and repair, damage by unavoidable casualty excepted (but not excluding damage from burglary or attempted burglary of the Leased Premises).  Without limiting the generality thereof, Tenant shall keep the glass of all windows, doors, and showcases clean and presentable and free of graffiti; replace immediately all broken glass in the Leased Premises; at reasonable intervals as may be required to keep the Leased Premises in a first class condition, paint or refinish the interior of the Leased Premises and the store front, including entrances; make any necessary repairs to, or replacements of, all door closure apparatuses and mechanisms; keep all plumbing within and exclusively serving the Leased Premises, or where Tenant has caused blockage or some other problem outside the Leased Premises (in which case Landlord may repair such blockage or problem and charge Tenant for the same as provided herein,) clean and in good state of repair including pipes, drains, toilets and basins at Landlord’s request, assist Landlord to remove all snow and ice from the sidewalk in front of the Leased Premises; and keep all utilities within and exclusively serving the Leased Premises, or where Tenant has caused blockage or some other problem outside the Leased Premises (in which case Landlord may repair such blockage or problem and charge Tenant for the same as provided herein), in a good state of repair.  Tenant shall maintain the Leased Premises free of insects, rodents, and other pests and shall employ a pest exterminating contractor to service the Leased Premises at such intervals as Landlord may reasonably require.  Tenant shall maintain the heating, ventilating and air conditioning (“HVAC”) equipment and plumbing and electrical installations within and exclusively serving the Leased Premises or where Tenant has caused blockage or some other problem outside the Leased Premises in accordance with such reasonable standards for regular maintenance and repair thereof as Landlord may provide to Tenant from time to time.  Tenant shall contract for in its own name and shall pay for a qualified service contractor to inspect, adjust, clean and repair HVAC equipment, including changing filters on a quarterly basis.  If Tenant’s use of the Leased Premises requires a grease trap, Tenant shall contract for in its own name and shall pay for a qualified service contractor to inspect, clean and repair such grease trap at such intervals as may be required by Tenant’s use, but not less frequently than monthly.  In the event such grease trap services Tenant and other tenants in University Village, Landlord may elect to perform such inspection, cleaning and repairing and Tenant shall pay to Landlord its proportionate share of the costs thereof immediately upon receipt of billing therefor based on the number of tenants serviced by such grease trap.  Such payments shall be deemed Additional Rent hereunder.

10.2                        Failure to Maintain.  If Tenant fails to keep and preserve the Leased Premises as set forth in Section 10.1 above, Landlord may at its option (following ten (10) business days’ notice except in case of emergency) cause the same to be repaired, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as Additional Rent.  Landlord shall have the right, without liability, to enter the Leased Premises for the purpose of making such repairs upon the failure of Tenant to commence repairs following ten (10) business days notice (except in case of emergency, where Landlord may, but shall not be obligated to, make such repairs immediately).

10.3                        Repairs by Landlord.  Landlord shall keep the floor slab, columns, the roof, exterior and load bearing walls (other than Tenant’s storefront), common utility lines to the point of connection for Tenant, all conduits passing through the Leased Premises servicing exclusively others. foundations and building structure of the Leased Premises in a good state of repair, and shall accomplish such repairs as may be needed reasonably promptly after receipt of written notice from Tenant.  Subject to the mutual waiver of subrogation, should such repairs be required by reason of Tenant’s negligent acts or failure to act, Tenant shall promptly pay Landlord for the cost thereof as Additional Rent.  Except as otherwise specifically provided herein, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises, the building of which the Leased Premises is a part, or in or to fixtures, appurtenances and equipment therein.

10.4                        Tenant’s Obligation to Remodel the Leased Premises.  [omitted]

10.5                        Surrender of Leased Premises.  At the expiration or sooner termination of this Lease, Tenant shall return the Leased Premises, broom clean, to Landlord in the same condition as received (or, if altered by Landlord or by Tenant with the Landlord’s consent, or where consent is not required, in such altered condition), reasonable wear and tear, or damage by casualty leading to termination of this Lease excepted.  Tenant shall remove all trade fixtures, appliances and equipment which do not become a part of the Leased Premises, and shall restore the Leased Premises to the condition they were in prior to the installation of such items.  Tenant’s obligation to perform this covenant shall survive the expiration or termination of this Lease.  If Tenant fails to remove any of its property required to be removed hereunder, Landlord may remove and store the same at the expense of Tenant.  Any of such property may be sold to cover the expenses of removal and storage if not paid for by Tenant.

11.                               LIENS AND ENCUMBRANCES.

11.1                        Liens.  Tenant shall keep the Leased Premises and University Village free from any liens or encumbrances arising out of any work performed, materials furnished or obligations incurred by Tenant, and shall indemnify and hold Landlord harmless from any and all costs, liability or expenses (including reasonable attorneys’ fees) arising therefrom.  Tenant shall place such contractual provisions as Landlord may reasonably request in all contracts and subcontracts for Tenant’s improvements assuring Landlord that no mechanics liens will be asserted against Landlord’s interest in the Leased Premises or University Village.  Said contracts and subcontracts shall provide, among other things, the following:  That notwithstanding anything in said contracts or subcontracts to the contrary, Tenant’s contractors, subcontractors, suppliers and materialmen (hereinafter collectively referred to as “Contractors”) will perform the work and furnish the required materials on the sole credit of Tenant; that no lien for labor or materials will be filed or claimed by the Contractors against Landlord’s interest in the Leased Premises or University Village; that the Contractors will immediately discharge any such lien filed by any of the Contractor’s suppliers, laborers, materialmen or subcontractors; and that the Contractors will indemnify and save Landlord harmless from any and all costs and expenses, including reasonable attorneys’ fees, suffered or incurred as a result of any such lien against Landlord’s interest that may be filed or claimed in connection with or arising out of work undertaken by the Contractors.

11.2                        Claims.  If any lien is filed against the Leased Premises or University Village by any person claiming through Tenant, Tenant shall discharge the same by payment or by providing a bond in form and amount and issued by a surety reasonably satisfactory to Landlord adequate to discharge the same as a lien against the Leased Premises and University Village.  If Tenant shall fail to cause such lien to be discharged of record, within thirty (30) days following written notice from Landlord, Landlord may pay or otherwise discharge the same by paying the amount claimed to be due and the amount so paid by Landlord, including reasonable attorneys’ fees incurred by Landlord in defending against such lien or in procuring its payment or discharge, shall be due and payable by Tenant as Additional Rent.

12.                               ASSIGNMENT AND SUBLETTING.

12.1                        Assignment or Sublease.  Tenant shall not, directly or indirectly, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, nor permit the Leased Premises to be occupied by anyone other than Tenant or sublet the whole or any part of the Leased Premises, nor shall this Lease or any interest hereunder be assignable or transferable by operation of law or by any process or proceeding of any court, or otherwise, without the prior written consent of Landlord.

Notwithstanding the foregoing, Tenant shall be permitted to assign this Lease, or sublet the Leased Premises without landlord’s consent to an affiliate of Tenant (affiliate meaning an entity which controls Tenant, is controlled by tenant, or under common control with Tenant, including any subsidiary or parent of Tenant), or to a corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant, or to any person or entity which acquires substantially all of the stock of Tenant.  Following any assignment or sublease pursuant to this paragraph, Tenant will remain liable hereunder.  The public sale or transfer of the common stock of Tenant shall not constitute an assignment under this Lease.

If Tenant desires at any time to enter an assignment of this Lease or a sublease of the Leased Premises or any portion thereof, where Landlord’s consent is required, Tenant shall first give written notice to Landlord of Tenant’s desire to do so, which notice shall contain (a) the name of the proposed assignee or subtenant, (b) the proposed merchandising plan for the assignee’s or subtenant’s business to be carried on in the Leased Premises in accordance with the uses permitted under Section 5 hereof, (c) the terms and provisions of the proposed assignment or sublease, (d) such financial information and past merchandising experience as Landlord may reasonably request concerning the proposed assignee or subtenant, including a resume of the principals of the proposed assignee or subtenant, and (e) a check made payable to the order of Landlord for Seven Hundred Fifty and No/100 Dollars ($750.00) as a deposit toward Landlord’s costs incurred in conjunction with the processing and documentation of the proposed assignment or sublease.  Tenant agrees to reimburse Landlord for Landlord’s reasonable attorneys’ fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership or hypothecation of this Lease or Tenant’s interest in the Leased Premises, such costs and attorneys’ fees not to exceed $1,000.  Tenant shall provide Landlord promptly with fully executed copies of all assignments, subleases and related instruments.  No consent by Landlord to any assignment or sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease.  The consent by Landlord to any assignment or sublease shall not relieve Tenant of the obligation to obtain Landlord’s express written consent to any other assignment or sublease.

12.2.                     Consent/Recapture.  If Landlord’s consent is requested for an assignment or sublease of all or any portion of the Leased Premises, Landlord shall have the right to terminate the Lease with respect to that portion of the Leased Premises unless Tenant revokes Tenant’s notice of proposed Transfer by notice to Landlord within ten (10) days after acceptance or refusal of Landlord’s notice of termination.  Landlord shall have the right at its option to enter into the relationship of landlord and tenant with the proposed assignee or subtenant based upon the rent and other economic consideration agreed to by such proposed assignee or subtenant and otherwise upon the terms and conditions of this Lease insofar as applicable to such portion of the Leased Premises.

12.3                        Recapture.  [omitted]

12.4.                     Increase in Minimum Rent.  In the event that Landlord is required and Landlord consents to a transfer, the monthly Minimum Rent shall be increased on the effective date of the transfer to an amount equal to the average total monthly Minimum Rent and Percentage Rent payable by Tenant during the thirty-six (36) months prior thereto (or such shorter period as may have occurred since the Commencement Date).  If the Minimum Rent is increased hereunder, there shall be a proportionate adjustment to the Breakpoint.

12.5                        Guarantor of Lease.  [omitted]

13.                               COMMON AREAS AND FACILITIES.

13.1                        General.  The term “Common Area” refers to all areas within the exterior boundaries of University Village (exclusive of buildings and sites reserved for future buildings) which are now or hereafter made available for general use, convenience and benefit of Landlord and other persons entitled to occupy space in University Village, which areas shall include, but not be limited to, parking areas, driveways, mall, sidewalks, landscaped and planted areas.  “Common Area” shall also include all on-site and off-site areas and facilities, which may not be accessible to tenants or other persons, which are used in connection with the operation, management, repair or maintenance of University Village, including janitorial closets, management offices and maintenance areas, storm and sanitary sewer systems, utility lines, disposal plants, lift stations, and retention ponds or basins, whether located within or outside of University Village.

The Common Areas may, at Landlord’s election, include areas in adjoining properties which are or become available to Landlord, tenants, employees and invitees of University Village and which are maintained with the Common Area under any reciprocal easement agreement, operating agreement or other such agreement now or hereafter in effect.  Without limiting the generality of the foregoing, the Common Area may include, as designated by Landlord from time to time, any parking areas and structures (whether in tiers or at, above or below grade), mall enclosures and roofs covering University Village buildings, entrances, sidewalks, streets or roadways, passageways, concourses, courts, arcades, service corridors, loading platforms and truck docks, delivery areas, escalators and elevators, ramps, stairs, landscaped and vacant areas, pedestrian bridges, skywalks, skybridges, arrival zones, public bathrooms, information and telephone booths, directory signs and equipment, common lighting facilities, drainage areas, lounges and shelters, package pick-up stations, drinking fountains, public comfort and first aid stations, public meeting rooms, auditoriums, bus stops, taxi stands, and all furniture, decorations, fixtures, improvements, Systems and Equipment, and other facilities, located in or serving any of the foregoing, except to the extent reserved for use by one or more designated tenants.

13.2                        Control and Maintenance of Common Area by Landlord.  Landlord shall at all times have the exclusive control and management of the Common Area.  Landlord shall keep or cause to be kept the Common Area in a neat, clean, and orderly condition, properly lighted and landscaped, in a first class condition consistent with other upscale regional shopping centers, and shall repair any damage thereto.  With respect to the Common Area, Landlord shall have the right from time to time to: employ personnel; establish, modify and enforce reasonable rules and regulations governing the use thereof; construct, maintain and operate lighting facilities; patrol the Common Area; change the area, level, location and arrangement of parking areas and other facilities; restrict parking by Tenant, its officers, agents and employees to employee parking areas; enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by Tenant; close all or any portion of the Common Area to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any interest therein by any person or the public; close temporarily all or any portion of the parking areas or facilities; discourage non-customer parking; and do and perform such other acts in and to the Common Area as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants of University Village, their employees, invitees and customers.  Landlord agrees not to place any permanent or temporary kiosks, carts, automatic teller machines (“ATM”), telephones or any other obstructions within an area extending fifteen (15) feet from each of the side demising lines of the Leased Premises, except for customer amenities in the pedestrian sidewalk areas including landscape pots, sidewalk lamppost lighting, landscape “hanging pots”, pedestrian moveable signage, customer benches and trash receptacles as are typically found in University Village.  If Landlord violates the foregoing prohibition and such violation continues for a period of ten (10) days following written notice from Tenant to Landlord, then Tenant shall be entitled to an abatement of Minimum Rent, Percentage Rent and Other Charges for each day such violation continues.

The other provisions notwithstanding, neither Landlord nor its agents shall be responsible for any law enforcement activities within University Village, and Landlord’s employment of security agencies, personnel, or devices, or any other instrumentalities or agents which are intended to deter criminal activity within University Village shall not be deemed to create any such responsibilities for Landlord.  Tenant shall be responsible for the protection of its property and, to the extent required by law or as it further deems appropriate, the property of its customers, from theft, vandalism and similar acts.

13.3                        License.  All Common Area which Tenant may be permitted to use and occupy shall be used and occupied under a revocable license.   If the amount of such areas or facilities be diminished, such diminution shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent.

13.4                        Additional Land.  Subject to Section 4.4(c), should Landlord acquire any interest in land not shown as part of University Village on Exhibit B and make the same available for parking or other Common Area purposes, then the operating costs of the Common Area shall also include all of the costs and expenses incurred and paid in connection with such additional land, other than the costs and expenses of acquiring the same.

13.5                        Rules and Regulations.  Tenant shall comply with the rules and regulations that Landlord may from time to time promulgate and/or modify regarding use and operation of the Common Area.  The rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of such rules and regulations by any other tenants or occupants of space in University Village.  Landlord shall exercise reasonable efforts to enforce the rules of University Village uniformly.

13.6                        Employee Parking.  It is understood that the employees of Tenant employed at the Leased Premises and the other tenants of Landlord within University Village may not park their motor vehicles in the parking areas of the Common Area which may from time to time be designated for patrons of University Village.  Landlord may furnish or cause to be furnished, but shall not be obligated to furnish, space for employee automobile parking.  Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft or damage to any motor vehicle or for loss of property from within any motor vehicle, which is suffered by Tenant’s employees, customers, service suppliers or other invitees in connection with their use of any parking area.  Landlord at all times shall have the right to designate the particular parking areas to be used by any or all of such employees and any such designation may be changed from time to time.  Tenant and its employees shall park their automobiles only in those portions of the Common Area, if any, designated for that purpose by Landlord.  Tenant shall comply with any system or procedure developed by Landlord, including but not limited to the use of identification stickers, to identify the automobiles of Tenant’s employees.  If Tenant or its employees fail to park their automobiles in designated parking areas, then Landlord may charge Tenant a fee of Ten and No/100 Dollars ($10.00) per day for each day or partial day per vehicle parked in any areas other than those designated; provided, however, for the first violation during any calendar year for each Tenant or employee, Landlord will give Tenant written notice and reasonable time during the day the violation occurs to move the vehicle to a permitted parking area and, if the vehicle is promptly moved to a permitted parking area, no fee will be charged.  After notice of the first such violation by Tenant or such employee during each calendar year, no notice of any subsequent violation by the same person shall be required prior to the imposition of any parking fine.  All amounts due under the provisions of this Section shall be payable by Tenant within twenty (20) days after demand therefor.  A Tenant or an employee of Tenant who is using the facilities of University Village as a customer during time periods other than the work shift during which the employee is on-duty may leave on the dashboard of his or her motor vehicle a legible notice which indicates that such person is shopping in University Village.  If a Tenant receives a violation notice with respect to the Tenant or an employee who was shopping during a time other than during such employee’s work shift and if the Tenant or the employee placed the notice on the dashboard as provided above, the fine shall be rescinded if Tenant so notifies Landlord prior to 5:00 p.m. on the next weekday following receipt of the notice of violation.  Any vehicle of a Tenant or an employee of Tenant parked in areas of the Common Area not designated for employee parking may be removed by Landlord and the expense thereof charged to the owner of the vehicle.  The failure of any employee to park in an appropriate employee parking area shall not be a default by Tenant under this Lease.  Tenant shall use its best efforts to cause its employees employed at the Leased Premises to park their personal motor vehicles only in designated employee parking areas.  In the event Landlord provides remote parking for Tenant’s employees, Landlord shall provide all transportation which may be reasonably required by Tenant’s employees with respect to such parking areas.  Landlord will cause all employee parking areas (adjacent or remote) to be lit for a period of one (1) hour after the close of University Village and will provide security for such areas.

14.                               INSURANCE AND INDEMNITY.

14.1                        Indemnification.  Landlord shall not be liable for injury to any person, or for the loss of or damage to any property (including property of Tenant) occurring in or about the Leased Premises from any cause whatsoever, except to the extent of Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s employees, agents or contractors.  Landlord shall not be responsible or liable to Tenant for any loss or damage which may be occasioned by the acts or omissions of third parties or persons occupying space adjoining the Leased Premises or any part of University Village or by theft or by any act or neglect of any tenant or occupant of University Village.  Tenant hereby indemnifies and holds Landlord harmless from and against and agrees to defend Landlord against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including reasonable attorneys’ fees) arising, claimed, charged or incurred against or by Landlord from any matter or thing arising from Tenant’s use of the Leased Premises, the conduct of its business or from any activity, work or other things done, permitted or suffered by the Tenant in or about the Leased Premises, and Tenant shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part or to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, or while within the Leased Premises, guest, or invitee of Tenant, and from all costs, reasonable attorneys’ fees, and liabilities incurred in or about the defense of any such claim or any action proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of such claim.   Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.  In the event of concurrent negligence of Tenant, its agents, employees, sublessees, invitees while within the Leased Premises, licensees or contractors on the one hand, and that of Landlord, its partners, directors, officers, agents, employees, or contractors on the other hand, which concurrent negligence results in the injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Leased Premises, Common Areas or buildings, Tenant’s obligation to indemnify Landlord as set forth in this Section shall be limited to the extent of Tenant’s negligence, and that of its agents, employees, sublessees, invitees, while within the Leased Premises, licensees or contractors, including Tenant’s proportional share of costs, and reasonable attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.  Tenant hereby agrees to waive its immunity under Industrial Insurance with respect to Landlord.  Tenant and Landlord further agree that this indemnification provision was specifically negotiated and agreed to by the parties hereto.  None of the events or conditions set forth in this Section shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of rent.  Tenant’s indemnification obligation pursuant to this paragraph shall survive the expiration or termination of this Lease.

Landlord shall indemnify and hold Tenant harmless from and against and agrees to defend Tenant against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including reasonable attorneys’ fees) to the extent arising from any negligence or willful misconduct of Landlord, its employees, agents or contractors in or about the Leased Premises and the University Village, or to the extent arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, including all costs, attorneys’ fees, and liabilities incurred in the defense of any such claim, action or proceeding.  In addition, except for instances of negligence or willful misconduct of Tenant or its agents, employees, or contractors, Landlord indemnifies and agrees to hold Tenant harmless from and against any and all claims, charges, liabilities, obligations, penalties, damages, costs and expenses (including reasonable attorneys fees) arising, claimed, charged or incurred against or by Tenant from any matter or thing occurring in or about or relating to the common areas of University Village.  Landlord’s indemnification obligation pursuant to this paragraph shall survive the expiration or termination of this Lease.

14.2                        Insurance.  During the entire Lease Term, Tenant shall, at its sole cost and expense pay for and keep in full force and effect: (a) an occurrence form Commercial General Liability policy, to indemnify both Landlord and Tenant against any such claims, demands, losses, damages, liabilities and expenses, including insurance against assumed or contractual liability under this Lease, with respect to the Leased Premises and operations of Tenant and any person or entity conducting business in, on or about the Leased Premises for the Tenant or on the Tenant’s behalf, in which the limits with respect to liability and property damage shall not be less than $2,000,000 each occurrence nor less than $4,000,000 annual aggregate on a location basis; (b) product liability coverage, including, without limitation (if this Lease covers premises in which food and/or alcoholic beverages are sold and/or consumed) liquor liability coverage of not less than $1,000,000 per occurrence nor less than $2,000,000 general aggregate on a location basis; (c) special perils form of property insurance, written at replacement cost value in an adequate amount to avoid coinsurance, insuring Tenant’s furniture, fixtures, equipment and inventory, including property of Tenant’s customers located on the Leased Premises, boiler and machinery coverage, if applicable.

All policies of insurance required to be carried by Tenant pursuant to this Section 14.2 shall be written by responsible insurance companies with a Best rating of at least A-XI.  Any such insurance required of Tenant hereunder may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor.  A copy of each policy evidencing such insurance or a certificate of the insurer certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage.  Self-insurance shall be permitted for all insurance required of Tenant under this Lease so long as Tenant maintains net worth of at least $75,000,000.00.

Each policy evidencing insurance required to be carried by Tenant pursuant to this Section shall contain the following provisions and/or clauses: (a) cross liability, severability or substantially similar clause; (b) a provision that such policy and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance; (c) a provision including Landlord and any other parties in interest designated in writing by Landlord as an additional insured; and (d) a provision that the insurer will not cancel, materially change or fail to renew the coverage provided by such policy without first giving Landlord thirty (30) days prior written notice.

If Tenant fails to maintain the insurance required by this Section 14.2, Landlord may obtain and maintain insurance covering such items and interests.  Any premiums paid by Landlord therefor shall be deemed Additional Rent and shall be due immediately upon demand.  If, on account of the failure of Tenant to comply with the provisions of this Section, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

14.3                        Increase in Insurance Premium.  Tenant shall not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the customary forms of extended coverage direct damage insurance policies typically in effect for properties similar to University Village in the greater Seattle area.  Tenant shall pay any increase in premiums for casualty and fire (including extended coverage) insurance that may be charged during the Lease Term on the amount of such insurance which may be carried by Landlord on the Leased Premises or the building of which they are a part, resulting from Tenant’s occupancy or from the type of merchandise which Tenant stores or sells on the Leased Premises, whether or not Landlord has consented thereto.  In such event, Tenant shall also pay any additional premium on the insurance policy that Landlord may carry for its protection against rent loss through fire or casualty.  In determining whether increased premiums are the result of Tenant’s use of the Leased Premises, a schedule, issued by the organization setting the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the casualty and fire insurance rate on the Leased Premises.  Landlord shall deliver bills for such additional premiums to Tenant at such times as Landlord may elect, and Tenant shall immediately reimburse Landlord therefor.

14.4                        Waiver of Subrogation.  Landlord and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss in or about the Leased Premises or University Village, from perils insured against or required to be insured against under all-risk insurance contracts (whether or not such insurance contracts are in force), including any extended coverage endorsements thereof, whether due to negligence or any other cause (and each party shall attempt to obtain a waiver of subrogation endorsement from its insurance company); provided that this Section shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant.

15.                               EMINENT DOMAIN.

15.1                        Total Taking.  If all the Leased Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the date Tenant is required to vacate the Leased Premises and all Minimum Rent and other rentals and charges due hereunder shall be allocated as of that date.  The term “eminent domain” shall include the taking or damaging of property by, through or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person.

15.2                        Partial Taking.  If more than ten percent (10%) of Tenant’s sales area or twenty percent (20%) of the Leased Premises shall be taken or appropriated, this Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord or Tenant receive notice of the taking or appropriation, and such termination shall be effective as of the date when Tenant is required to vacate any portion of the Leased Premises.  In the event that more than twenty percent (20%) of the parking areas or other Common Area of University Village shall be taken or appropriated, then the Landlord may at its option terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such taking.  If this Lease is so terminated, all Minimum Rent and other charges due hereunder shall be paid to the date of termination.  Whenever any portion of the Leased Premises or Common Area is taken by eminent domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent that it is reasonably prudent to do so, the remainder of the Leased Premises and Common Area to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its fixtures, furniture, furnishings, floor covering and equipment to the same condition immediately prior to such taking.  From the date Tenant is required to vacate that portion of the Leased Premises taken, the Minimum Rent and Other Charges payable hereunder shall be reduced in the same proportion that the area taken bears to the total area of the Leased Premises prior to taking.  Landlord shall not terminate this Lease as a result of a Taking unless the Leases for all other tenants identified as “similarly situated” on Exhibit 15.2 attached hereto which Landlord would be permitted to terminate under the facts and circumstances of the taking and under the terms of said leases shall also be terminated.

15.3                        Damages.  Landlord reserves all rights to the entire damage award or payment for any taking by eminent domain, and Tenant shall make no claim whatsoever against Landlord for damages for termination of its leasehold interest in the Leased Premises or for interference with its business.  Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment thereof as Landlord may from time to time reasonably request.  Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in removing, relocating, and/or loss of Tenant’s merchandise, furniture, trade fixtures and equipment or for damage to Tenant’s business; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord’s damages.

16.                               TENANT’S DEFAULT.

16.1                        Default.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

(a)                                  Vacating the Leased Premises.  The vacating or abandonment of the Leased Premises by Tenant or the failure of Tenant to be open for business (except in the event of damage or destruction to the Leased Premises or due to an other event or circumstances affecting Tenant and covered by Section 30.12 which prevents Tenant from conducting any business thereon) as required by any provision of this Lease where such failure shall continue for a period of 24 hours after acceptance or refusal of written notice thereof from Landlord.

(b)                                  Failure to Pay Rent. The failure by Tenant to make any payment of Minimum Rent, Percentage Rent, Other Charges, Additional Rent, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after acceptance or refusal by Tenant of written notice thereof from Landlord.

(c)                                  Failure to Perform.  The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than those described in Subsections 16.1(a) and (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(d)                                  Bankruptcy.  The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days of filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days after appointment of such trustee or receiver, or the filing of the petition for the appointment of the same, whichever shall first occur.

(e)                                  Renewed Default. The commission by Tenant of any default described in section (b) above a third time and within nine (9) consecutive months following the time that Tenant has been given two prior notices of such a default and has cured the same within the permitted time.

16.2                        Remedies in Default.  In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach:

(a)                                  Terminate Lease.  Terminate Tenant’s right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord.  In such event Landlord shall be entitled to recover from Tenant all past due rents, and other necessary expenses of renovation and alteration of the Leased Premises and commissions paid in re-letting even if paid to Landlord or any affiliate of Landlord; reasonable attorneys’ fees; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent, Additional Rent, and other charges called for herein for the balance of the Lease Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired Lease Term of this Lease.  Unpaid installments of rent or other sums shall bear interest from the date due at the Default Rate on the first day of each month, commencing on the date due through the date of payment; or

(b)                                  Continue the Lease.  Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Leased Premises.   In such event Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover the Minimum Rent and any other charges as may become due hereunder.

(c)                                  Reletting.  In the event of a default by Tenant, whether or not Landlord elects to terminate or continue the Lease, Landlord may re-let the Leased Premises in whole or in part to one or more tenants, either in the name of Landlord or as agent for Tenant for a term or terms which may be less or greater than the remainder of the term of the Lease, and may agree to grant concessions, free rent and/or additional improvements in connection with any such re-letting.  Landlord may receive rent from such re- letting and apply the same first to any expenses incurred in connection with re-entering, ejecting, removing, re-letting, altering, repairing, redecorating, subdividing or otherwise preparing the Leased Premises for re-letting, including brokerage and reasonable attorneys’ fees; secondly, to any indebtedness of Tenant to Landlord other than Minimum Rent or items of Additional Rent payable under the Lease; and third, to the fulfillment of any terms or conditions of the Tenant under the Lease and rent payable hereunder.  Tenant shall be liable to Landlord for any deficiency; or

(d)                                  Other Remedies.  Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Washington.  Landlord shall at all times have the right without prior demand or notice except as required by applicable law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued.  Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable law, in the event of any default by Tenant, Landlord may terminate this Lease or Tenant’s right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant’s obligations for Percentage Rent, Taxes, Center Expenses, and Marketing Fund Charge

herein that would have accrued thereafter shall be projected in the manner described in Section B(1) above; provided the Rent so accelerated shall be reduced by the amount of such loss for the same period that Tenant proves could reasonably have been avoided by Landlord and thereafter discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value.  Landlord shall use reasonable efforts to mitigate its damages.

16.3                        Legal Expenses.  If either party is required to bring or maintain any action (including assertion of any counterclaim or cross-claim, or claim in a proceeding in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, terms or conditions of this Lease, the prevailing party in such action shall, in addition to all other payments required herein, receive from the other party all the costs (including reasonable attorneys’ fees) incurred by the prevailing party in the enforcement of the covenants, terms and conditions of this Lease (whether or not an action is instituted) and including any such costs and fees incurred by the prevailing party on appeal.

16.4                        Proceedings.  The parties waive trial by jury in any action, proceeding or counterclaim brought by either party against the other with respect to any matter arising out of or in any way connected with this Lease or University Village.  Any action, suit or proceeding relating to, arising out or in connection with this Lease or University Village brought by either Landlord or Tenant shall be brought in the King County Superior Court, King County, State of Washington.  Tenant hereby waives any objection to jurisdiction or venue in any proceeding before such court and agrees that the same shall be the exclusive venue for any such proceeding.

16.5                        Remedies Cumulative - Waiver.  Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law.  Neither the acceptance of rent nor any other acts or omission of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease, shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.

16.6                        Waiver of Redemption Right.  Tenant expressly waives any and all rights of redemption granted by or under any present or future laws or statutes applicable to the Leased Premises.

17.                               DEFAULT BY LANDLORD.

17.1                        Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall a reasonable time be earlier than thirty (30) days after written notice by Tenant to Landlord (and to the holder of any first mortgage or deed of trust covering the Leased Premises whose name and address shall have theretofore been furnished to Tenant in writing) specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or the holder of any such mortgage or deed of trust commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  Tenant further agrees not to invoke any of its remedies under this Lease until such thirty (30) days have elapsed.  Tenant’s remedies for Landlord’s default hereunder shall be limited to damages and/or an injunction to the extent suitable, and the parties agree that Tenant shall not have the right to terminate this Lease except in such cases where termination is Tenant’s only suitable remedy.

If Landlord shall fail to make a repair Landlord is required to perform under this Lease, and Landlord shall not commence such repair within thirty (30) days after Tenant gives written notice of such failure, or if Landlord fails to diligently pursue such repair once commenced, then Tenant may perform such repair for the account of and at the expense of Landlord and render a bill to Landlord for such reasonable expense.  If Landlord fails to pay the bill within ten (10) days after it is rendered, Tenant may bring suitable legal action to require Landlord to pay the bill.  If the final judgment of the action determines that Landlord was obligated to make the repair and that Tenant, in making the repair, incurred a reasonable expense, then Tenant, in addition to its normal remedies, shall be entitled to deduct such expenses from payments of rent and other charges due or to become due in the future under this Lease.  The amount which may be deducted shall include interest on the judgment at the statutory interest rate for judgments from the date of the cure to the date of payment.

18.                               RECONSTRUCTION.

18.1                        Reconstruction - Insured Loss.  In the event the Leased Premises are damaged by fire or other perils covered by Landlord’s insurance, Landlord agrees to forthwith repair same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent and Other Charges from the date of damage and while such repairs are being made until the earlier of (i) the date Tenant reopens for business, or (ii) the time reasonably required to make the repairs required to restore the Leased Premises, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by Tenant in the Leased Premises.  If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent except to the extent covered by Landlord’s insurance.  Landlord shall not be required to repair any injury or damage to any leasehold improvements, fixtures or personal property of Tenant.  No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or other damage arising from repair or restoration of any portion of the Leased Premises or University Village.

If the Leased Premises shall be damaged by fire or casualty and Landlord has the obligation to repair under this Lease, if Landlord fails to repair during the twelve (12) month period after occurrence of the damage, Tenant may cancel this Lease by giving notice of cancellation within ninety (90) days after the twelve (12) month period expires.

18.2                        Uninsured Loss.  In the event the Leased Premises are damaged as a result of any cause other than the perils covered by all-risk insurance coverage maintained by Landlord, then Landlord shall forthwith repair the same, but only if the extent of the damage is less than ten percent (10%) of the then full replacement cost of the Leased Premises and of the building of which the Leased Premises are a part.  If the damage to the Leased Premises or to the building of which the Leased Premises are a part is greater than ten percent (10%) or more of the then full replacement cost of the Leased Premises or the building, respectively, then Landlord shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the Minimum Rent and Other Charges to be proportionately reduced as hereinabove provided in this Section; or (2) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the date of such notice.  In the event of giving such notice, this Lease shall expire and all interest of Tenant in the Leased Premises shall end on the date so specified in such notice and the Minimum Rent and Other Charges, reduced by a proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on by the Tenant in the Leased Premises, shall be paid up to the date of such termination.

18.3                        No Obligation.  Notwithstanding anything to the contrary contained in this Section 18, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty covered under this Section occurs during the last twenty-four (24) months of the Lease Term.  If Landlord so elects not to repair or restore during the last 24 months of the Lease, Tenant shall have the right to terminate this Lease within thirty (30) days following notice from Landlord that Landlord does not intend to repair or restore.  Landlord shall not have any obligation to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property.

18.4                        Partial Destruction of University Village.  If fifty percent (50%) or more of the gross leasable area of University Village is damaged or destroyed by fire or other cause, notwithstanding that the Leased Premises may be unaffected by such fire or other cause, Landlord may terminate this Lease and the tenancy hereby created by giving Tenant not less than thirty (30) days prior written notice of Landlord’s election; provided, however, that such notice shall be given, if at all, within the sixty (60) days following the date of occurrence of such damage or destruction.  Minimum Rent and Other Charges shall be prorated as of the date of such termination.  Landlord shall not terminate this Lease as a result of partial destruction of University Village unless the leases for all other tenants identified as “similarly situated” on Exhibit 15.2 attached hereto which Landlord would be permitted to terminate under the facts and circumstances of the partial destruction and under the terms of said leases, shall also be terminated.

19.                               SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION.

19.1                        Subordination - Notice to Mortgagee.  Tenant hereby subordinates this Lease to any existing or future mortgages or deeds of trust on University Village or on any leasehold interest held by Landlord and to any extensions, renewals, or replacements thereof.  At the request of Landlord, Tenant shall promptly execute and deliver all instruments which may be appropriate to subordinate this Lease to any existing or future mortgages or deeds of trust on University Village or on the leasehold interest held by Landlord, and to any extensions, renewals, or replacements thereof, on forms reasonably satisfactory to the lender under such future mortgage or deed of trust; provided that any such subordination agreements also provide that Tenant’s possession shall not be disturbed following foreclosure so long as Tenant is not in default hereunder, subject to applicable notice and cure periods expressly provided herein.  Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is given to Landlord and to all persons who have an interest in all or part of University Village as mortgagees and/or deed of trust beneficiaries, provided that Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders, and the provisions of Section 17.1 have been complied with.  Landlord agrees to use reasonable efforts to obtain from its existing lender, following execution of this Lease by all parties, a Non-Disturbance and Attornment Agreement (which agreement shall be on such lender’s standard form and which may also provide additional terms reasonably satisfactory to Tenant regarding subordination of this Lease if required by such lender).

19.2                        Tenant’s Certificate.  Tenant shall at any time and from time to time upon not less than fifteen (15) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, (c) setting forth the date of commencement of rents and expiration of the Lease Term hereof; and (d) setting forth such other information with respect to this Lease as Landlord may reasonably request.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of University Village.  If Tenant fails to respond to a request hereunder in a timely fashion (but in no event longer than thirty (30) days), Tenant shall be deemed to have admitted the accuracy of any information provided by Landlord to the prospective purchaser or lender and to have certified that this Lease is in full force and effect with no uncured defaults on the part of Landlord; that the security deposit is as stated in the Lease; and that no more than one month’s rent has been paid in advance.

19.3                        Mortgagee Protection Clause.  Tenant agrees to give any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees or deed of trust holders.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees or deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

19.4                        Ground Lease.  [omitted]

20.                               ACCESS BY LANDLORD.

20.1                        Right of Entry.  Landlord or Landlord’s employees, agents, and contractors shall have the right (upon reasonable notice depending upon the circumstances) to enter the Leased Premises at any reasonable time to examine the same, and to show them to prospective purchasers or during the last six (6) months of the Lease Term tenants of the building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Leased Premises or to University Village.  If Tenant is not personally present to permit entry and an entry is necessary, Landlord may in case of emergency forcibly enter the same, without rendering Landlord liable therefor.  Nothing contained herein shall be construed to impose upon Landlord any duty of repair of the Leased Premises or building of which the Leased Premises are a part except as otherwise specifically provided for herein.  Landlord shall exercise its best reasonable efforts to make repairs and alterations to the Leased Premises only during reasonable hours except in the event of an emergency.  In connection with the exercise of any of these rights, Landlord agrees that to the extent practicable, Landlord will not interfere with the operation of Tenant’s business and will attempt to complete repairs during non-business hours.

20.2                        Excavation.  If an excavation is made upon property adjacent to the Leased Premises, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall of the building of which the Leased Premises is a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

20.3                        Reserved Areas.  Landlord reserves all rights to use (or grant other parties the right to use) and Tenant shall have no right, title or interest in: (i) the roof of any structures, (ii) exterior non-storefront portions of the Leased Premises (including, without limitation, demising walls and outer walls of the area of the building in which the Leased Premises are located), (iii) air rights above the Leased Premises and rights to the land and improvements below the floor level of the Leased Premises, and (iv) areas within the Leased Premises necessary for utilities, services, safety and operation of University Village that will not materially interfere with Tenant’s use of the Leased Premises, including any systems and equipment, fire stairways, and space between the suspended ceiling of the Leased Premises and the slab of the floor or roof thereabove.  If the Leased Premises does not contain a suspended ceiling, the Leased Premises shall extend vertically to the height where, in Landlord’s reasonable opinion, a suspended ceiling would otherwise exist, and Landlord reserves the right to install a suspended ceiling and use the area thereabove.  Tenant utilizes a “Frame Relay” service in its operations in connection with its telecommunications system.  Landlord shall permit Tenant to install the equipment and facilities necessary to utilize such Frame Relay service for the Leased Premises, including connections from Landlord’s local exchange carrier’s telecommunications facilities at University Village to the Leased Premises, exclusively in connection with Tenant’s business, provided that (a) Tenant shall be continuously complying with all governmental laws, ordinances and regulations; (b) upon expiration of the term of this Lease, Tenant shall remove such equipment and facilities and repair all damage caused by installation and removal; (c) Tenant shall indemnify and hold harmless Landlord from any damages, expenses, costs, reasonable attorney’s fees, and other costs and expenses arising in connection with the installation, operation, removal and repair of such equipment and facilities; (d) Tenant shall give Landlord at least thirty (30) days prior written notice of its intention to install such equipment and facilities; (e) Tenant shall comply with all requirements of Landlord’s local exchange carrier in connection with the installation of such equipment and facilities; (f) Tenant shall comply with Landlord’s construction requirements and criteria as set forth in this Lease, and (g) Tenant shall use its best efforts to minimize interference with the operations of Landlord and other tenants in University Village.  In the event of any future changes or modifications in Tenant’s telecommunications requirements, Landlord shall not unreasonably withhold its approval of Tenant’s installations, including without limitation installations required to connect the Leased Premises to University Village’s telecommunications access facilities.  Except as to conduits in place as of the date that Tenant takes possession of the Leased Premises, any utility conduits (electrical, HVAC, water, etc.) installed for the benefit of other tenants and running through the Leased Premises shall be installed above Tenant’s lowered ceiling, and as close to the back wall of the Leased Premises as possible.

20.4                        Remeasurement.  Landlord shall remeasure the Leased Premises prior to the date Tenant takes possession of the Leased Premises.  All measurements shall be made from the outside of exterior walls, shaft walls or corridors or the center of any common walls, without deduction for columns, stairs or other interior construction or equipment.  If such remeasurement determines that the Leased Premises contain a different number of square feet than set forth in Article 1, the Minimum Rent, Breakpoint and Other Charges shall be adjusted retroactively and prospectively on a pro rata basis to reflect the number of square feet determined by such remeasurement; provided, however, that if such measurement reveals that the floor area of the Leased Premises is more than three percent (3%) above the figure therefore set forth in Section 1.4, then such charges hereunder shall nevertheless be increased as aforesaid but only by three percent (3%).  Upon either party’s request, the revised square footage shall be confirmed in an amendment to this Lease signed by both parties.  Landlord shall give Tenant 48 hours prior notice before such remeasurement and Tenant may elect to have a representative of Tenant present during such remeasurement.

20.5                        Access to University Village.  Landlord may prevent or restrict access to University Village or designated portions thereof by such security procedures as Landlord may from time to time impose on days and hours when University Village is, or portions thereof are, closed for business to the public.  Landlord reserves the right to control, prevent access by and remove, any person whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of University Village, or who in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs.

20.6                        Emergency Closings.  Landlord shall have the right (but not the obligation) to limit or prevent access to all or any portion of University Village, shut down elevator and escalator service, activate emergency controls or procedures, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of tenants or other occupants of University Village or the protection of University Village or other property located thereon or therein, in case of fire or other casualty, riot or other civil disorder, strike or labor unrest, public excitement or other dangerous condition, or threat thereof.

20.7                        Other Tenants.  Landlord reserves the right to lease any portion of University Village to such other tenants as Landlord, in Landlord’s sole discretion, deems appropriate, whether or not engaged in the same or similar business for which Tenant is permitted to use the Leased Premises under this Lease.  Except as specifically provided herein, Tenant acknowledges that Landlord has made no representations as to the presence of any specific tenant or number or types of tenants at University Village as of or after the Commencement Date, hours or days that such other tenants shall or may be open for business, or gross sales which may be achieved by Tenant or any other tenants at University Village.  Except as specifically provided herein, a vacation or abandonment of its premises or cessation of business in University Village by any other tenant or occupant shall not release or excuse Tenant from Tenant’s obligations under any provision of this Lease.

21.                               SURRENDER OR ABANDONMENT OF LEASED PREMISES.

21.1                        Surrender of Possession.  Tenant shall promptly yield and deliver to Landlord possession of the Leased Premises at the expiration or prior termination of this Lease.

21.2                        Holding Over.  Any holding over by Tenant after the expiration of the Lease Term hereof, with Landlord’s written consent, shall be construed to be a tenancy from month to month at the rents and on all of the terms and conditions set forth herein, to the extent not inconsistent with a month-to-month tenancy; provided, however, monthly Minimum Rent shall be one hundred fifty percent (150%) of the monthly minimum Rent in effect during the calendar month prior to the expiration of the Lease.  Notwithstanding the foregoing, Tenant shall not be required to pay the increased Minimum Rent if Landlord and Tenant are engaged in good faith negotiations to extend this Lease and enter into an agreement providing for the same within 45 days after expiration of this Lease.

21.3                        Abandonment.  Should Tenant vacate or abandon the Leased Premises or be dispossessed by process of law or otherwise, such abandonment, vacation or dispossession shall be deemed a breach of this Lease, and, in addition to any other rights which Landlord may have, Landlord may remove any personal property belonging to Tenant which remains on the Leased Premises and store the same, the cost of such removal and storage to be charged to the account of Tenant.

21.4                        Voluntary or other Surrender.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to it of any or all such subleases or subtenancies.

22.                               QUIET ENJOYMENT.   Upon fully complying with and promptly performing all of the terms, covenants and conditions of this Lease on its part to be performed, and upon the prompt and timely payment of all sums due hereunder, Tenant shall have and quietly enjoy the Leased Premises for the Lease Term set forth herein.

23.                               TENANT’S REPRESENTATIONS.

23.1                        Corporate Authority.  Tenant represents and warrants that the individual(s) executing this Lease on Tenant’s behalf is/are duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with a duly adopted resolution of the board of directors or other governing body of such entity, that such action and execution are in accordance with the bylaws or other governing documents of such entity, and that this Lease is binding upon such entity in accordance with its terms.

23.2                        Financial Matters.  Tenant represents and warrants that there are no proceedings pending, or to the best of Tenant’s knowledge, threatened, which would adversely affect the financial condition of Tenant or the ability of Tenant to enter into this Lease, or the validity and enforceability of this Lease; no provision of any mortgage, contract or agreement binding on Tenant which would conflict with or prevent the performance of this Lease by Tenant; that the financial statements of Tenant provided to Landlord are true and correct and prepared in accordance with generally accepted accounting principles consistently applied; and that there have been no material, adverse changes in financial condition of Tenant since the date of such financial statements.

23.3                        No Reliance.  Tenant acknowledges and agrees that neither Landlord nor any agent or representative of Landlord, including any leasing agent, has made, and Tenant has not relied upon, any representations or assurances as to Tenant’s projected or likely sales volume, customer traffic or profitability in the Leased Premises or University Village.  Tenant acknowledges that to the extent any projections, materials, discussions, reports or other information relating to sales volume, customer traffic or profitability have been provided to Tenant by Landlord, that the same are not to be construed as a promise, guarantee or representation that Tenant will realize any sales volume, customer traffic or profitability.

24.                               SIGNS.  Tenant shall not place or suffer to be placed on the exterior walls of the Leased Premises or upon the roof or any exterior door or wall or on the exterior or interior of any window thereof any sign, awning, canopy, marquee, advertising matter, decoration, letter or other thing of any kind (exclusive of the signs, if any, which may be provided for in the original construction or improvement plans and specifications approved by the Landlord and Tenant hereunder, and interior signs in accordance with Tenant’s national sign program) without the prior written consent of Landlord.  Landlord hereby reserves the exclusive right to the use for any purpose whatsoever of the roof and exterior of the walls of the Leased Premises and the building of which the Leased Premises are a part.  Notwithstanding anything to the contrary herein, Tenant shall have the right to place reasonably sized, professionally prepared signs and decals consistent with J. Crew’s national signage program in Tenant’s store windows.

25.                               DISPLAYS.  Tenant may not display or sell merchandise or allow grocery carts or other similar devices within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the Leased Premises.   Tenant further agrees not to install or use any exterior lighting, amplifiers or similar devices in or about the Leased Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.   If music or any other audio transmission emanating from within the Leased Premises is objectionable or offensive (in the reasonable judgment of Landlord), Landlord may require Tenant to decrease the volume of such sounds to a reasonable level, as determined by Landlord, and Tenant shall comply immediately.

26.                               AUCTIONS AND SALES.

26.1                        General.  Tenant shall not conduct or permit to be conducted any sale by auction upon or from the Leased Premises, whether the auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

26.2                        No Distress Sales.  No auction, fire, bankruptcy, “going out of business” or other distress sales of any nature may be conducted on the Leased Premises without the prior written consent of Landlord.

27.                               MERCHANTS’ ASSOCIATION.

27.1                        General.  Tenant shall become a member of, participate fully in, pay dues to, and remain in good standing in the Merchants’ Association for University Village.  Tenant will further abide by the bylaws, regulations and rules of the Merchants’ Association.  The sole objectives of the Association shall be (i) to promote and advertise University Village as an entity through cooperative advertising efforts, relying on assistance from the Landlord’s representative in promoting University Village, (ii) to encourage its members to deal fairly and courteously with their customers, and (iii) to encourage ethical business practices.  The Merchants’ Association shall not act or attempt to function as a collective body for the purpose of engaging in discussions or advice concerning management, leasing, or other administrative functions of University Village nor shall it exercise any control over the Common Area or sponsor or hold any activities in or on behalf of University Village other than through the Landlord and with the Landlord’s prior approval.

27.2                        Board of Directors.  The Merchants’ Association is governed by a Board of Directors elected by the members of the Merchants’ Association with the number of such board members being determined from time to time in accordance with its bylaws.  Landlord, the major department store tenant, the major drug store tenant, the major hardware store tenant and the major supermarket tenant may not be denied membership on the Board of Directors.

27.3                        Dues.   Tenant shall pay an annual Promotional Assessment in the amount of $0.50 per square foot of the ground level portion of the Area of Leased Premises.

27.4                        Method of Payment; Annual Adjustment. The Tenant shall pay its Promotional Assessment in monthly installments, payable in advance on the first day of each month during the calendar year.  Tenant’s assessment shall be adjusted bi-annually on the first day of every second calendar year after 2004 (“Adjustment Date”) during the term of this Lease by adjusting the amount per square foot set forth in Section 27.3 above for any increase in the cost of living index for December 2004 as compared to the index for the December immediately preceding each Adjustment Date.  Adjustments shall be based upon the U.S. city Average Consumer Price Index for Urban Wage Earners and Clerical Workers for All Items (1982-84 = 100) published by the bureau of Labor of the U.S. Department of Labor as published for December 2004 and as published for the month of December immediately preceding the Adjustment Date.  If the index ceases to be published or is modified, such increase shall be based on the replacement index and/or such adjustment factors as provided by the bureau, or otherwise upon a reasonably comparable cost of living index.  Notwithstanding the foregoing, in no event shall the Promotional Assessment increase by more than six percent (6%) every two years on a non-cumulative basis.

27.5                        Landlord’s Contribution.  Landlord shall be a member of the Merchants’ Association and shall pay, on a noncumulative basis, a contribution equal to twenty-five percent (25%) of all contributions collected by the Merchants’ Association; provided, however, that the Landlord’s contribution shall not exceed the sum of Fifty Thousand and No/100 Dollars ($50,000) in any one (1) fiscal year.  Landlord may elect to contribute part or all of the services of a marketing director in lieu of all or a portion of its cash contribution.  In the event Landlord makes the above election, the marketing director shall be under the exclusive control and supervision of Landlord.

27.6                        Use of Tenant’s Name.  Landlord covenants that it will not advertise the Tenant’s business or its merchandise in any media without first obtaining Tenant’s consent, which consent may be withheld in Tenant’s sole discretion.

27.7                        Conversion to Marketing Fund.  At any time during the Term of this Lease, Landlord shall have the right to disband the Merchants’ Association by written notice to each member thereof.  In lieu of the Merchants’ Association, Landlord shall establish a Marketing Fund to furnish and maintain advertising and sale promotions, which, in Landlord’s sole opinion, will benefit University Village.  The Marketing Director, staff and any consultants shall be hired by the Landlord to direct and perform the activities of the Marketing Fund and shall be under the exclusive control and supervision of Landlord.  Tenant’s advertising requirements under the Marketing Fund shall be the same as those under the Merchants’ Association as provided above.  Landlord shall appoint a committee comprised of a representative from each of four tenants occupying premises in University Village to review the advertising and other promotional activities provided by the Marketing Fund.  During each Lease Year, Tenant shall pay to Landlord in equal monthly installments, as its share of the cost of the Marketing Fund, an amount herein equal to the then current Merchants’ Association dues payable by Tenant in accordance with this Section 27.  Tenant’s obligations to participate in the Marketing Fund and pay its share of the costs are subject to the same conditions and caps as Tenant’s obligations to participate in and pay its share of funding the Merchant’s Association.

28.                               MAJOR RENOVATION.

28.1                        Cooperation of Tenant.  [omitted]

28.2                        Construction Coordination.  If Landlord shall undertake an expansion and/or reconfiguration of University Village, in whole or in part, such construction and reconfiguration may result in noise, dust, debris and other disruption which could adversely impact Tenant’s business in the Leased Premises.  Landlord shall use reasonable efforts to mitigate the adverse impact on Tenant, including any adverse affect on access to or visibility of Tenant’s storefront and the Leased Premises, but Tenant understands and accepts that such impacts may not be capable of mitigation without unreasonable expense.  Such adverse impacts shall not constitute a default under this Lease by Landlord or a constructive eviction of Tenant.  In connection with such a project, Landlord may find it necessary or desirable, as determined by Landlord, to enter into the Leased Premises to inspect the same or perform work in or around the Leased Premises, including, without limitation, the installation of temporary and/or permanent supports and other structures and facilities, provided the installation of same shall not materially adversely affect Tenant’s ability to operate its business in the Leased Premises for the Permitted Use, no such installations shall be made in the sales area of the Leased Premises unless no other reasonable alternative is available and Landlord shall use reasonable efforts to perform any such work in the Leased Premises during non-business hours.  If, as a result of no other reasonable alternative being available, Landlord notifies Tenant of its intention to install a column or columns in the sales area of the Leased Premises in connection with such a project, Tenant shall have the right, upon one hundred twenty (120) days notice to Landlord delivered within twenty (20) days of receipt of such notice from Landlord, to terminate this Lease, unless within sixty (60) days following Landlord’s receipt of Tenant’s notice of termination, Landlord delivers notice to Tenant advising Tenant of its decision to not proceed with the installation of any columns within the Leased Premises.  Tenant consents to such actions by Landlord and Landlord’s agents and contractors.

29.                               HAZARDOUS AND TOXIC SUBSTANCES.

29.1                        Tenant’s Representation and Warranty.  Tenant represents, warrants and covenants that throughout the term of this Lease, no chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body (“Hazardous Substances”) will be improperly generated, treated, released, stored or disposed of, or otherwise deposited in or on the Leased Premises by Tenant, its employees, agents, contractors, subtenants, licensees or invitees, including without limitation the surface waters and subsurface waters thereof, no underground tanks will be located on the Leased Premises, and there will be no Hazardous Substances or hazardous conditions in or on the Leased Premises which may support a claim or cause of action under any federal, state or local environmental statutes regulations, ordinances or

regulatory requirements.   Tenant may store in the Leased Premises household quantities of cleaning supplies provided Tenant uses care in storing them and otherwise complies with all applicable laws.

29.2                        Tenant’s Notice to Landlord.  Tenant shall promptly notify Landlord of:  (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Substances on the Leased Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Substances on the Leased Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Substances on or from the Leased Premises or in violation of this Section 29, and (iv) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Substances on the Leased Premises.  Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Leased Premises initiated in connection with any environmental, health or safety law.

29.3                        Remediation of Contamination.  If any Hazardous Substances are released, discharged or disposed of by Tenant, or their employees, agents or contractors, on or about University Village in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Substances from University Village and any other affected property and clean or replace any affected personal property, at Tenant’s expense.  Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord.  If Landlord or any lender to Landlord or any governmental body arranges for any tests or studies showing that this Section has been violated, Tenant shall pay for the costs of such tests.

29.4                        Indemnity of Landlord.  Tenant shall defend, indemnify, and hold Landlord harmless from all claims, liabilities, damages, costs, expenses fees fines and penalties (both civil and criminal) (including, but not limited to, reasonable attorneys’ fees) resulting from any personal injury, property damage, water pollution, air pollution, hazardous waste combination, Hazardous Substances contamination, damage to fish or wildlife, damage to natural resources, or environmental harm due to the release, discharge or disposal of Hazardous Substances by Tenant or Tenant’s employees, agents or contractors on or about University Village.  Without limiting the generality of the foregoing, Tenant’s obligations under this subsection shall extend to liability arising under common law or under any federal, state, local, or other governmental requirement.  This indemnity shall apply to the fullest extent permitted by applicable law.  Tenant’s indemnification obligation pursuant to this paragraph shall survive the expiration or termination of this Lease.

29.5                        Acceptance of Leased Premises.  Tenant accepts the Leased Premises “AS IS” subject only to completion of Landlord’s Work.

29.6                        Soil Contamination.  In the event that any preexisting contamination in the soils beneath the building in which the Leased Premises are located and affecting the construction or use of the Leased Premises is discovered following the date of this Lease, and if the same requires remediation pursuant to any applicable law, rule, regulation or order of any governmental agency having jurisdiction over the same, or otherwise in the judgment of Landlord, then, Landlord shall promptly remediate the same at Landlord’s sole cost and expense and, if Landlord is required to enter into the Leased Premises or if such remediation measures require the disruption of Tenant’s use of the Leased Premises, the parties agree that to the extent that Tenant is unable to use the Leased Premises for Permitted Uses under this Lease, the Minimum Rent and Other Charges payable by Tenant hereunder shall equitably abate in proportion to the extent of the Leased Premises so affected for the period of any such interruption.

29.7                        Indemnity of Tenant.  To the best of Landlord’s knowledge, there are no Hazardous Substances, including, without limitation, any asbestos containing materials, located within or under the Leased Premises.  Landlord shall defend, indemnify, and hold Tenant harmless from all claims, liabilities, damages, costs, expenses, fees, fines and penalties (both civil and criminal) (including, but not limited to, reasonable attorneys’ fees) resulting from any personal injury, property damage, water pollution, air pollution, hazardous waste contamination, Hazardous Substances contamination, damage to fish or wildlife, damage to natural resources, or environmental harm due to preexisting contamination of the Leased Premises by Hazardous Substances (except to the extent such Hazardous Substances are within the Leased Premises due to acts by Tenant or Tenant’s employees, agents or contractors on or about University Village).  Landlord’s indemnification obligation pursuant to this paragraph shall survive the expiration or termination of this Lease.

30.                               MISCELLANEOUS.

30.1                        Successors or Assigns.  All the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Leased Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

30.2                        Tenant Defined.  The word “Tenant” as used herein shall mean each and every person, partnership or corporation who is mentioned as Tenant herein or who executes this Lease as Tenant.

30.3                        Broker’s Commission.  Landlord and Tenant represent and warrant that it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and that it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease.  Each party agrees to indemnify and hold the other harmless from all such liabilities or claims (including, without limitation, attorneys’ fees).

30.4                        Partial Invalidity.  If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.  Titles of sections and paragraphs herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Lease.

30.5                        Recording.  Tenant shall not record this Lease without the prior written consent of Landlord.  However, upon the request of Landlord, both parties shall execute a memorandum or “short form” of this Lease for the purposes of recordation in a form customarily used for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Lease Term and shall incorporate this Lease by reference.

30.6                        Notices.   Any notices required in accordance with any of the provisions herein shall be in writing and, if to Landlord, shall be delivered or mailed by registered or certified mail or reputable air courier such as Federal Express to the address of Landlord as set forth at the beginning of this Lease or at such other place as Landlord may in writing from time to time direct to Tenant, and if to Tenant, shall be delivered or mailed by registered or certified mail or reputable air courier such as Federal Express to Tenant at 770 Broadway, New York, NY 10003, Attn:  General Counsel.  If there is more than one Tenant, any notice required or permitted hereunder may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof.  Notice shall be deemed delivered upon acceptance or refusal of the same.

30.7                        Waiver.  The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of Minimum Rent or Percentage Rent or any other charges or sum hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular sum so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such sum.

30.8                        Joint Obligation.  If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

30.9                        Time.  Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

30.10                 Late Charges.  If Tenant fails to pay, when the same is due and payable, any Minimum Rent or Percentage Rent or Additional Rent, or the Other Charges described herein, such unpaid amounts shall bear interest at Default Rate on the first day of each month, commencing on the date due to the date of payment.  In addition to such interest, Tenant acknowledges that either the late reporting of gross sales or late payment by Tenant of any monthly installment of Minimum Rent, Percentage Rent or Other Charges will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult or impractical to fix.  Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses.  Therefore, if any gross sales or any installment of Minimum Rent, Percentage Rent or Other Charges is not received by Landlord from Tenant within ten (10) days after Landlord has given written notice of such delinquency to Tenant, Tenant shall immediately pay to Landlord a late charge of Two Hundred and No/100 Dollars ($200.00) for each delinquency.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by such nonpayment by Tenant.  Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease.  Landlord shall apply payments made by Tenant first to accrued charges, interest and rent in the following order:  Late Charges, interest, Minimum Rent, Percentage Rent, Other Charges and Additional Rent; and any balance remaining to current Minimum Rent, Percentage Rent, Other Charges and Additional Rent.

30.11                 Prior Agreements.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.  No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

30.12                 Inability to Perform.  Except for the obligation of the Tenant to pay Rent, which shall not be excused by force majeure, this Lease and the obligations of the parties hereunder shall be excused for the period of a delay in performing its obligations hereunder, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the obligated party.

30.13                 Choice of Law.  This Lease shall be governed by the laws of the State of Washington.

30.14                 Landlord’s Consent.  Except as otherwise specifically provided herein, whenever Landlord’s consent or approval is required, the same may be withheld in Landlord’s sole discretion.

30.15                 Negotiations.  This Lease, and any Riders and Exhibits hereto, have been mutually negotiated by Landlord and Tenant, and any ambiguities shall not be interpreted in favor of either party.  Any printed provisions that have been deleted shall not be used to interpret the remaining provisions.

30.16                 Landlord’s Liability.  Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord, but are made and intended for the purpose of binding only Landlord’s interest in the Leased Premises and University Village, as the same may from time to time be encumbered.  In consideration of the benefits accruing hereunder, Tenant and all successors and assigns, covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy of Tenant hereunder shall be against the Landlord’s interest in the Leased Premises and University Village, and no general or limited partner of Landlord, or any director, officer, agent or employee of any corporation which is the Landlord or a general or limited partner of Landlord, shall be sued or named as a party in any such suit or action and no judgment shall be taken against any such general or limited partner of Landlord.  In case Landlord or any successor owner of University Village shall convey or otherwise dispose of any portion thereof in which the Leased Premises are located to another party (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit.  Tenant shall attorn to such other party, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder.

30.17                 Conflict.  In the event there is a conflict between the terms of this Lease and Exhibits and the plans for Tenant’s work approved in writing by Landlord, the approved plans shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above set forth.

LANDLORD:	UNIVERSITY VILLAGE LIMITED PARTNERSHIP,
a Washington limited partnership

	By:	UV, INC.,
a Washington corporation,
Its General Partner

	By:	/s/ Matt Griffin
Matt Griffin
V P.

TENANT:	GRACE HOLMES, INC.,
a Delaware corporation

	By:	/s/ Scott Gilbertson

	Printed Name:	Scott Gilbertson
	Title:	Chief Operating Officer

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this              day of                        , 2003, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn personally appeared Stuart M. Sloan, to me known to be the President of UV, Inc., the general partner of UNIVERSITY VILLAGE LIMITED PARTNERSHIP, the partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that he is authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year in this certificate abovewritten.

Printed Name:
Notary Public for the State of Washington,
residing at

My appointment expires:

CORPORATE ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On this            day of                         , 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared                                                         and                                                        , known or identified to me to be the                                        and                                             of                                            , the corporation that executed the within instrument, or the persons who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal the day and year in this certificate first above written.

Printed Name:
Notary Public for the state of
residing at

My appointment expires:

INDIVIDUAL ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On this                day of                                 , 20    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                   , who acknowledged that                                                    authorized to sign the foregoing instrument, and that the same is                            free act and deed.

IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal the day and year in this certificate first above written.

Printed Name:
Notary Public for the state of
residing at

My appointment expires:

PARTNERSHIP ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On this                 day of                                              , 20     before me, the undersigned, a Notary Public in and for the state of                                                                      duly commissioned and sworn personally appeared                                                to me known to be the                                                                                 of                                                                     the partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that he/she is authorized to execute the said instrument.

WITNESS my hand and official seal hereto-affixed the day and year in this certificate above written.

Printed Name:
Notary Public for the state of
residing at

My appointment expires:

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

STATE OF	)
) ss.
COUNTY OF	)

On this                day of                                          , 20     before me, the undersigned, a Notary Public in and for the state of                                                                 duly commissioned and sworn personally appeared                                                 to me known to be the                                                                                        of                                                                                        the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned and on oath stated that he/she is authorized to execute the said instrument.

WITNESS my hand and official seal hereto-affixed the day and year in this certificate above written.

Printed Name:
Notary Public for the state of
residing at

My appointment expires:

GUARANTY OF LEASE

THIS GUARANTY OF LEASE is made as of the 7th day of November, 2003 by J. CREW GROUP, INC., a New York corporation, with offices at 770 Broadway, New York, NY 10003 (“Guarantor”).

UNIVERSITY VILLAGE LIMITED PARTNERSHIIP, a Washington limited partnership (“Landlord”), and GRACE HOLMES, INC., a Delaware corporation (“Tenant”), are entering into a certain Shopping Center Lease as of the date hereof (the “Lease”), with respect to certain premises containing approximately 7,400 square feet (the “Premises) within the shopping center located in Seattle, Washington, known as University Village.

In order to induce Landlord to lease the Premises to Tenant, Guarantor agreed to guarantee the performance of all of the terms, conditions, covenants, obligations, liabilities and agreements contained in the Lease which are required to be fulfilled or performed by Tenant, subject to the terms and provisions hereof.

1.                                       (a)  Guarantor unconditionally guarantees to Landlord and the successors and assigns of Landlord the full and punctual performance and observance by Tenant of all the terms, covenants and conditions in the Lease contained on Tenant’s part to be kept, performed or observed.

(b)  If at any time default shall be made by Tenant in the performance or observance of any of the terms, covenants or conditions in the Lease contained on Tenant’s part to be kept, performed or observed, Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Tenant.

2.                                       Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.  Landlord agrees to give to Guarantor notice of any Tenant default under the Lease at the address of Guarantor set forth below (or any subsequent address of which Guarantor gives Landlord written notice) in the same manner as notice to Tenant as provided under the Lease and shall afford Guarantor the period of time to cure such default as provided Tenant under the Lease with respect to such default.  Failure to give any such notice by Landlord hereunder shall not discharge Guarantor of any obligation or liability under this Guaranty except that Landlord must give such notice and opportunity to cure to Guarantor prior to enforcement of any rights, remedies, liabilities or obligations under this Guaranty.

3.                                       The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease contained on Tenant’s part to be performed or observed; nor by any modification of the Lease, but in case of any such modification the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

4.                                       The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors’, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant or the sublease of all or any part of the premises described therein; or (e) any disability of Tenant.  Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated as the case may be if at any time payment, or any part thereof, of any amount pursuant to the Lease is rescinded or must otherwise be restored by Landlord as a result of the bankruptcy or reorganization of Tenant.

5.                                       The liability of Guarantor under this Guaranty shall be continuing and shall remain in full force and effect as long as Tenant is or may be obligated to Landlord on account of any obligation covered by this Guaranty.  The obligations of Guarantor to Landlord hereunder are independent of Tenant’s obligations and a separate action or actions may be brought and prosecuted by Landlord against Guarantor whether or not such action or actions are also brought against Tenant.  This Guaranty constitutes a guarantee of payment when due and not of collection.  Guarantor waives and agrees not to assert or otherwise take advantage of any right which it may have (a) to require Landlord to proceed against Tenant or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy; or (b) any defense which it may have by reason of incapacity, lack of authority or other approvals relating either to Tenant or Guarantor, or based upon any statute of limitations or an election of remedies by Landlord.

6.                                       This Guaranty shall be construed and performed in accordance with the laws of the State of Washington.  Guarantor hereby irrevocably submit to the jurisdiction of King County Superior Court in Seattle, King County, Washington in any action or proceeding brought to enforce or otherwise arising out of or relating to this Guaranty and waive to the fullest extent permitted by law any objection which it may have now or hereafter to such venue or any claim that such forum is an inconvenient forum.

7.                                       This guarantee shall apply to the Lease, any extension or renewal thereof pursuant to the exercise by Tenant of any option to extend contained in the Lease or otherwise consented to by Guarantor, and to any holdover term following the term granted by the Lease or any extension or renewal thereof.

8.                                       This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.  If there is more than one Guarantor, the obligations of the undersigned shall be joint and several.  This Guarantee shall be binding upon Guarantor and its/their successors and assigns.

9.                                       Notwithstanding anything herein to the contrary, the obligations of Guarantor hereunder shall not include any increased obligations of Tenant evidenced by any amendment or modification of the Lease entered into by Landlord and any successor to Tenant who is not affiliated with Guarantor.

DATED as of the day and year first above written.

GUARANTOR:	J. CREW GROUP, INC.

	By:	/s/ Nicholas Lamberti
		Name:	Nicholas Lamberti
		Title:	VP Controller